Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

23 September 2022

RECOMMENDED CASH ACQUISITION

of

RPS Group plc
by

Tetra Tech UK Holdings Limited
a wholly-owned subsidiary of Tetra Tech, Inc.

to be effected by means of a scheme of arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of Tetra Tech, Inc., Tetra Tech UK Holdings Limited ("Tetra Tech") and RPS Group plc ("RPS") are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition pursuant to which Tetra Tech (a wholly-owned subsidiary of Tetra Tech, Inc.) will acquire the entire issued and to be issued share capital of RPS. It is anticipated that the Acquisition will be effected by means of a scheme of arrangement under Part 26 of the Companies Act.

•	Under the terms of the Acquisition, RPS Shareholders will be entitled to receive, for each RPS Share held:

222 pence in cash (the “Acquisition Price”)

•	The Acquisition Price represents a premium of approximately:

•	7.8 per cent. to the offer price of 206 pence per RPS Share offered pursuant to the WSP Offer; and

•	109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

•	The Acquisition values the entire issued and to be issued share capital of RPS at approximately £636 million.

•	If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution, or other return of value is declared, made, or paid or becomes payable by RPS, the Acquisition Price will be reduced accordingly. In such circumstances, RPS Shareholders will be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid. Further details are set out in paragraph 16 of this announcement. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 will be paid on 11 October 2022 and will not be deducted from the Acquisition Price.

•	The Acquisition represents a multiple of approximately 16.0x the RPS Group’s Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 or 10.7x the RPS Group’s estimated Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 once the full benefit of expected synergies are taken into account.

•	The Acquisition Price further represents a premium of approximately 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

•	The combined Tetra Tech and RPS will represent a premier international consulting, engineering and program management firm, and will leave RPS well-positioned to provide a strong platform to drive long-term growth within the broader Enlarged Group.

•	The Acquisition is expected to be mid to high teen percent accretive to Tetra Tech's adjusted earnings per share (EPS) after realising the full benefit from an estimated £21 million in cost synergies and integration into Tetra Tech. The cost to realise these synergies is estimated to be approximately £16 million and would be substantially incurred in first 12 months after Completion. Adjusted EPS excludes one-time transaction related costs and intangible amortisation.

RPS Recommendation

•	On 8 August 2022, the boards of WSP Global, WSP Holdings and RPS announced that they had reached agreement on the terms of a recommended cash offer pursuant to which WSP Holdings, or another wholly-owned subsidiary of WSP Global, would acquire the entire issued and to be issued share capital of RPS, to be implemented by a scheme of arrangement (the "WSP Offer"). The scheme document in respect of the WSP Offer was published on 1 September 2022 which included a unanimous recommendation from the RPS Directors to the RPS Shareholders to vote in favour of the WSP Offer at the WSP Offer Shareholder Meetings.

•	In light of the superior proposal per RPS Share from Tetra Tech as compared to the WSP Offer, the RPS Directors, who have been so advised by Gleacher Shacklock and AEC Advisors as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the RPS Directors, Gleacher Shacklock and AEC Advisors have taken into account the commercial assessments of the RPS Directors. Gleacher Shacklock is providing independent financial advice to the RPS Directors for the purposes of Rule 3 of the Code.

•	Accordingly, the RPS Directors intend to recommend unanimously that RPS Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the RPS General Meeting, each to be convened in due course. The RPS Directors have withdrawn their recommendation of the WSP Offer and will postpone the WSP Offer Shareholder Meetings. The RPS Directors' unanimously support and intend to take the relevant actions to implement the Acquisition.

Irrevocable Undertakings

•	Tetra Tech, Inc. and Tetra Tech have received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or, if Tetra Tech, with the consent of the Panel, exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer) from Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients) ("Aberforth"), The Wellcome Trust Limited (as trustee of The Wellcome Trust) ("The Wellcome Trust"), M&G Investment Management Ltd ("M&G") and Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund) ("Artemis") in respect of a total of 60,315,982 RPS Shares, representing, in aggregate, approximately 21.73 per cent. of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

•	Tetra Tech, Inc. and Tetra Tech have also received a non-binding letter of intent from RWC Asset Management LLP ("RWC") indicating their intent to support the Acquisition by way of the Scheme, in respect of a total of 16,106,118 RPS Shares, representing approximately 5.80 per cent of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

•	Therefore, as at the date of this announcement, Tetra Tech has received irrevocable undertakings and letters of intent in respect of a total of 76,422,100 RPS Shares, representing, in aggregate, approximately 27.53 per cent. of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

•	Aberforth and The Wellcome Trust no longer intend to comply with their respective irrevocable undertaking each dated 8 August 2022 and granted to WSP Global and WSP Holdings in respect of the WSP Offer.

•	Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

Information on Tetra Tech, Inc.

•	Tetra Tech, Inc. is a premier global consulting and engineering firm which provides high-end services for projects worldwide. With 21,000 associates working together in over 100 countries, Tetra Tech, Inc. provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. Tetra Tech, Inc. is Leading with Science® to provide sustainable and resilient solutions for its clients, having been ranked by Engineering News-Record in 2022 as the number one consultancy in both water and environmental management.

Information on RPS

Founded in 1970 and built on a legacy of environmental and social engagement, RPS is a diversified and well-recognised global professional services firm of approximately 5,000 talented employees including consultants, designers, planners, engineers, and technical specialists. As an established, technology enabled consultancy that operates across a range of sectors, RPS provides specialist services to government and private sector customers with a focus on front-end consulting.

•	RPS creates shared value for all stakeholders by solving problems that matter in a complex, urbanising, resource-scarce world and concentrates its expertise on the parts of project lifecycles that have the biggest impact on project outcomes, with a strong sustainability agenda. The RPS Group has been widely recognised in this respect, having been highly ranked for climate change and energy consulting by the Environment Analyst for 2019/2020, a top 200 environmental firm by Engineering News-Record in 2021 and recognised in 2021 as one of the first “carbon champions” by the Institution of Civil Engineers. The RPS Shares are listed on the Official List of the London Stock Exchange.

Timetable and conditions

•	It is intended that the Acquisition will be implemented by way of a scheme of arrangement under Part 26 of the Companies Act (although Tetra Tech reserves the right to implement the Acquisition by way of a Takeover Offer, subject to the Panel's consent).

•	The Acquisition is conditional on, among other things, the approval of the requisite majority of RPS Shareholders at the Court Meeting and at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the RPS Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the RPS Shares voted. In addition, a special resolution implementing the Scheme must be passed by RPS Shareholders representing at least 75 per cent. of votes cast at the General Meeting. Following the Court Meeting, the Scheme must also be sanctioned by the Court.

•	The Acquisition is also subject to the Conditions and further terms set out in Appendix I to this announcement, including the receipt of the relevant foreign investment clearances in Australia and the United Kingdom, in each case to the extent required, as well as the further terms and conditions of the Scheme Document when issued.

•	Further details about the Acquisition (including the expected timetable and notices of the Court Meeting and the General Meeting) will be contained in the Scheme Document that will be distributed to RPS Shareholders (along with the Forms of Proxy for use in connection with the Court Meeting and the General Meeting) as soon as practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Tetra Tech and RPS).

Commenting on the Acquisition, Ken Lever, Chairman of RPS, said:

“The Board of RPS is pleased to recommend Tetra Tech’s offer, which provides our shareholders with even greater value for their shares. Our combination with Tetra Tech will provide attractive opportunities and long-term benefits to our people and global clients.”

Furthermore, John Douglas, Chief Executive of RPS explained:

“Joining Tetra Tech represents a highly attractive combination of two leading companies in the industry for our clients and provides an ideal opportunity for our people to realise RPS’ goals to meaningfully contribute to the world’s most challenging problems in energy transformation and water management around the world. I am very excited about the future of our combined company and the benefits for our people and clients. By joining together, Tetra Tech provides RPS and its employees with a strong and culturally aligned platform that creates a pre-eminent consulting and engineering firm addressing climate change and all its effects.”

Commenting on the Acquisition, Dan Batrack, Tetra Tech, Inc. Chairman and CEO, said:

“The RPS Group advances our long-term strategy to enhance our position as the premier global high-end consultancy in water, environment, sustainable infrastructure and energy transformation. We welcome the RPS Group’s associates to join us and collectively leverage our long-term client relationships and project experience. As a global consultancy with a commitment to high-end solutions, we can offer our expanded team of associates even greater professional opportunities.”

This summary should be read in conjunction with the full text of this announcement and its appendices. The Acquisition will be subject to the Conditions and further terms set out in Appendix I to this announcement and to the full terms and conditions which will be set out in the Scheme Document. Appendix II to this announcement contains the sources of information and bases of calculations of certain information contained in this announcement, Appendix III contains a summary of the irrevocable undertakings received in relation to this Acquisition and Appendix IV contains definitions of certain expressions used in this summary and in this announcement. The appendices form part of this announcement.

Enquiries:

Tetra Tech
Jim Wu, Investor Relations	+ 1 626 470 2844

BofA Securities (Financial Adviser to Tetra Tech, Inc. and Tetra Tech)
Edward Peel Geoff Iles Tom Brown	+44 20 7628 1000

RPS
John Douglas, Chief Executive Officer Judith Cottrell, Group Finance Director	+44 1235 863 206

Gleacher Shacklock (Lead Financial Adviser to RPS)
Tim Shacklock James Dawson Tom Quinn	+44 20 7484 1150

AEC Advisors (Financial Adviser to RPS) Andrej Avelini	+1 917 763 0393

Berenberg (Joint Corporate Broker to RPS) Toby Flaux /Ciaran Walsh / Milo Bonser / Tom Graham	+44 (0) 20 3207 7800

RBC Capital Markets (Joint Corporate Broker to RPS) James Agnew / Jill Li / Daniel Saveski	+44 (0) 20 7653 4000

Hogan Lovells International LLP is retained as international legal adviser to Tetra Tech, Inc. and Tetra Tech. DLA Piper UK LLP is retained as legal adviser to RPS.

Important Notices

Merrill Lynch International ("BofA Securities"), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tetra Tech, Inc. and Tetra Tech in connection with the matters set out in this announcement and for no one else and will not be responsible to anyone other than Tetra Tech, Inc. and Tetra Tech for providing the protections afforded to its clients or for providing advice in relation to the subject matter of this announcement or any other matters referred to in this announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this announcement, any statement contained herein or otherwise.

Gleacher Shacklock LLP (“Gleacher Shacklock”), which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to RPS and no one else in connection with the Acquisition and shall not be responsible to anyone other than RPS for providing the protections afforded to clients of Gleacher Shacklock nor for providing advice in connection with the Acquisition or any matter referred to herein.

AEC Advisors LLC (“AEC Advisors”), which provides M&A advice under an exemption from registration issued by the United States Securities and Exchange Commission, is acting exclusively as financial adviser to RPS and no one else in connection with the Acquisition and shall not be responsible to anyone other than RPS for providing the protections afforded to clients of AEC Advisors nor for providing advice in connection with the Acquisition or any matter referred to herein. No representation or warranty, express or implied, is made by AEC Advisors as to the contents of this announcement.

Further Information

This announcement is for information purposes only and is not intended to and does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Acquisition or otherwise.

The Acquisition will be made solely through and on the terms set out in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, any document by which the Takeover Offer is made) which, together with the Forms of Proxy (or forms of acceptance), will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document or any document by which the Acquisition is made.

This announcement has been prepared for the purpose of complying with English and Welsh law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England and Wales.

In accordance with normal UK practice, Tetra Tech or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase RPS Shares, other than pursuant to the Acquisition, until the date the Scheme (or the Takeover Offer, if applicable) becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK and will be reported to a regulatory information service.

RPS and Tetra Tech will prepare the Scheme Document to be distributed to RPS Shareholders. RPS and Tetra Tech urge RPS Shareholders to read the Scheme Document when it becomes available because it will contain important information relating to the Acquisition.

This announcement is not an advertisement and does not constitute a prospectus or prospectus equivalent document.

This announcement contains inside information in relation to RPS for the purposes of Article 7 of the Market Abuse Regulation. The person responsible for arranging the release of this announcement on behalf of RPS is Karen Atterbury, Company Secretary. RPS’ Legal Entity Identifier is 213800BHEVF3ZB6NG750.

Overseas Shareholders

The release, publication or distribution of this announcement in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.

Unless otherwise determined by Tetra Tech or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

The availability of the Acquisition to RPS Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

Additional information for US investors

RPS Shareholders in the United States should note that the Acquisition relates to shares of an English company and is proposed to be effected by means of a scheme of arrangement provided for under, and governed by, the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

This announcement does not constitute or form a part of any offer to sell or issue, or any solicitation of any offer to purchase, subscribe for or otherwise acquire, any securities in the United States. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the US.

However, if Tetra Tech were to elect to implement the Acquisition by means of a Takeover Offer, such Takeover Offer shall be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by Tetra Tech and no one else.

In the event that the Acquisition is implemented by way of a Takeover Offer, in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Tetra Tech or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of RPS outside the US, other than pursuant to such Takeover Offer, during the period in which such Takeover Offer would remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. If such purchases or arrangements to purchase were to be made they would be made outside the United States and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

Each RPS Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Financial information relating to RPS and/or the RPS Group included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

RPS is organised under the laws of England and Wales. Some or all of the officers and directors of RPS may be residents of countries other than the United States. In addition, most of the assets of RPS are located outside the United States. As a result, it may be difficult for US shareholders of RPS to effect service of process within the United States upon RPS or their respective officers or directors or to enforce against them a judgment of a US court predicated upon the federal or state securities laws of the United States. It may also be difficult to compel RPS and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

Cautionary note regarding Forward-Looking Statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by RPS, Tetra Tech or any member of the Wider Tetra Tech Group or Wider RPS Group contains statements which are, or may be deemed to be, “forward-looking statements” under applicable securities laws. Such forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this announcement relate to future events, including RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group’s future prospects, developments and business strategies, the expected timing and scope of the Acquisition, certain plans and objectives of the boards of directors of RPS, Tetra Tech , any member of the Wider Tetra Tech Group or Wider RPS Group, expectations regarding whether the Acquisition will be completed, including whether any conditions to Completion of the Acquisition will be satisfied, and the anticipated timing for Completion, the expected effects of the Acquisition on Tetra Tech, any member of the Wider Tetra Tech Group or Wider RPS Group or the RPS Group; as well as the financial condition, results of operations and businesses of Tetra Tech, any member of the Wider Tetra Tech Group, RPS or the Wider RPS Group following the implementation of the Acquisition, and other statements other than historical facts. These include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, synergies, indebtedness, financial condition, dividend policy, losses and future prospects of RPS, Tetra Tech, the Wider Tetra Tech Group, the Wider RPS Group and/or the Enlarged Group; (ii) business and management strategies and the expansion and growth of RPS’, Tetra Tech's, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s and/or the Enlarged Group’s operations, benefits and potential synergies resulting from the Acquisition; (iii) expectations regarding the integration of the Wider RPS Group and timing thereof; (iv) expectations regarding anticipated cost savings, operating efficiencies and operational, competitive and cost synergies, and the manner of achieving such synergies; (v) the effects of global economic conditions and governmental regulation on RPS’, Tetra Tech's, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects”, “intends”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Such forward-looking statements reflect current beliefs of management of RPS, or Tetra Tech, as applicable, and are based on certain factors and assumptions, which by their nature are subject to inherent risks and uncertainties. While RPS and Tetra Tech consider these factors and assumptions to be reasonable based on information available as at the date hereof, actual events or results could differ materially from the results, predictions, forecasts, conclusions, or projections expressed or implied in the forward-looking statements.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in, and assumptions about, the global, political, economic, business, competitive, market and regulatory forces and conditions, future exchange and interest rates, changes in tax rates, future business combinations or disposals, any epidemic, pandemic or disease outbreak, the satisfaction of the conditions to Completion of the Acquisition on the proposed terms and schedule, the state of the global economy and the economies of the regions in which RPS, Tetra Tech, the Wider Tetra Tech Group and/or the Wider RPS Group operate, the state of and access to global and local capital and credit markets, the availability of borrowings to be drawn down under, and the utilisation of, various elements and components of Tetra Tech's financing plan in accordance with their respective terms; the sufficiency of Tetra Tech's, the Wider Tetra Tech Group’s or the Wider RPS Group’s liquidity and working capital requirements for the foreseeable future; the ability of the Tetra Tech Group and the Wider RPS Group to successfully integrate their respective businesses, processes, systems and operations and retain key employees, the Enlarged Group’s ability to make acquisitions and its ability to integrate or manage such acquired businesses, and the anticipated impacts of the COVID-19 pandemic and the Russia-Ukraine war on RPS’, Tetra Tech’s, the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses, operating results, cash flows and/or financial condition, including the effect of measures implemented as a result of the COVID-19 pandemic and the Russia-Ukraine war and, as relates to Tetra Tech specifically, risks, uncertainties and assumptions relating to the potential failure to realise anticipated benefits from the Acquisition, currency exchange risk and foreign currency exposure related to the purchase price of the Acquisition, the absence of deal protection mechanisms under the Acquisition, Tetra Tech’s reliance upon information provided by RPS in connection with the Acquisition and publicly available information, risks associated with historical and pro forma financial information, potential undisclosed costs or liabilities associated with the Acquisition, Tetra Tech or RPS being adversely impacted during the pendency of the Acquisition, and change of control and other similar provisions and fees; Tetra Tech's ability to retain and attract new business, achieve synergies and maintain market position arising from successful integration plans relating to the Acquisition, Tetra Tech’s ability to otherwise complete the integration of RPS within anticipated time periods and at expected cost levels, Tetra Tech’s ability to attract and retain key employees in connection with the Acquisition, management’s estimates and expectations in relation to future economic and business conditions and other factors in relation to the Acquisition and resulting impact on growth and accretion in various financial metrics, the realisation of the expected strategic, financial and other benefits of the Acquisition in the timeframe anticipated, the accuracy and completeness of public and other disclosure (including financial disclosure) by RPS. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Accordingly, Tetra Tech and RPS can give no assurance that such expectations, estimations or projections will prove to be correct and such forward-looking statements should therefore be construed in the light of such factors. Tetra Tech and RPS caution that the foregoing list of risk factors is not exhaustive. Neither RPS nor any of Tetra Tech or any member of the Wider Tetra Tech Group or the Wider RPS Group, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement shall actually occur or that actual results will be consistent with forward-looking statements. Given these risks and uncertainties, readers should not place any reliance on forward-looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to any member of the Tetra Tech Group or RPS Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

Tetra Tech and RPS expressly disclaim any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Tetra Tech or RPS, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tetra Tech or RPS, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they shall be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk/, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by RPS Shareholders, persons with information rights, participants in the RPS Share Plans and other relevant persons for the receipt of communications from RPS may be provided to Tetra Tech during the Offer Period as requested under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Publication on website and availability of hard copies

A copy of this announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on Tetra Tech’s and RPS’ websites at https://www.tetratech.com/investor-offer and https://www.rpsgroup.com/tetra-tech-offer, respectively, by no later than 12 noon (London time) on 26 September 2022. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this announcement.

RPS Shareholders, persons with information rights and participants in the RPS Share Plans may request a hard copy of this announcement by: (i) telephoning Equiniti on +44 (0)345 504 9911 (lines will be open from 8.30 a.m. to 5.30 p.m., Monday to Friday (excluding public holidays in England and Wales)); or (ii) submitting a request in writing to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom. A person so entitled may also request that all future documents, announcements and information in relation to the Acquisition be sent to them in hard copy form.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 Disclosure

In accordance with Rule 2.9 of the Code, RPS confirms that, as at the date of this announcement, it has in issue and admitted to trading on the main market of the London Stock Exchange 277,510,925 ordinary shares of three pence each. There are no ordinary shares held in treasury. The International Securities Identification Number (ISIN) of the ordinary shares is GB0007594764.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

23 September 2022

RECOMMENDED CASH ACQUISITION

of

RPS Group plc
by

Tetra Tech UK Holdings Limited

a wholly-owned subsidiary of Tetra Tech, Inc.

to be effected by means of a scheme of arrangement
under Part 26 of the UK Companies Act 2006

1	Introduction

The boards of Tetra Tech, Inc., Tetra Tech UK Holdings Limited ("Tetra Tech") and RPS Group plc ("RPS") are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition pursuant to which Tetra Tech (a wholly-owned subsidiary of Tetra Tech, Inc.) will acquire the entire issued and to be issued share capital of RPS (the “Acquisition”). The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act.

2	The Acquisition

Under the terms of the Acquisition, which is subject to the Conditions and further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, RPS Shareholders will be entitled to receive, for each RPS Share held:

222 pence in cash (the “Acquisition Price”)

The Acquisition Price represents a premium of approximately:

•	7.8 per cent. to the offer price of 206 pence per RPS Share offered pursuant to the WSP Offer; and

•	109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

The Acquisition values the entire issued and to be issued share capital of RPS at approximately £636 million.

If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made, or paid, or becomes payable by RPS, the Acquisition Price will be reduced accordingly. In such circumstances, RPS Shareholders will be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 will be paid on 11 October 2022 and will not be deducted from the Acquisition Price.

The Acquisition represents a multiple of approximately 16.0x the RPS Group’s Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 or 10.7x the RPS Group’s estimated Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 once the full benefit of expected synergies are taken into account.

The Acquisition Price further represents a premium of approximately 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the start of the Offer Period).

The Acquisition is expected to be mid to high teen percent accretive to Tetra Tech's adjusted earnings per share (EPS) after realising the full benefit from an estimated £21 million in cost synergies and integration into Tetra Tech. The cost to realise these synergies is estimated to be approximately £16 million and would be substantially incurred in first 12 months after Completion. Adjusted EPS excludes one-time transaction related costs and intangible amortisation.

It is expected that the Scheme Document will be distributed to RPS Shareholders as soon as reasonably practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Tetra Tech and RPS).

3	Background to and reasons for the Acquisition

The directors of Tetra Tech believe that the combination of RPS and Tetra Tech will bring each other a number of benefits, which will position the Enlarged Group to further drive growth and value:

•	The combination will represent a premier global consulting and engineering firm Leading with Science® to deliver an enhanced value proposition for clients through differentiated and innovative solutions. RPS and Tetra Tech both have attractive low-risk, high-margin portfolios, and RPS will help to diversify the Enlarged Group’s operations, further enhancing portfolio quality and stability.

•	The Enlarged Group will have attractive positions in targeted high growth areas. RPS enhances Tetra Tech’s leading positions in energy transformation and environmental management, as well as significantly expanding the Enlarged Group's water practice in the United Kingdom.

•	RPS has expansive global operations. The combination further strengthens Tetra Tech's geographic presence in the United Kingdom and Australia. In particular, RPS provides a platform for the Enlarged Group in Europe, from which together it can accelerate investment in future growth focused on energy transformation and environmental management.

•	Tetra Tech has a global enterprise resource planning ("ERP") and infrastructure system in place which RPS can take advantage of to enhance its operations support services without further material capital expenditures. The combination of RPS and Tetra Tech also advances both companies’ strategies to provide high-end consulting with an emphasis on advanced data analytics and unique software applications, such as those in water management, ocean analytics and contaminant modelling.

•	Tetra Tech and RPS have common cultures and shared values. Both are dynamic, engaging and innovative businesses, with a focus on clients, safety, ethics, sustainability, performance, excellence and growth. Together, the Enlarged Group will use a Leading with Science® approach to address critical issues such as climate change, resiliency and energy transformation.

4	Background to and reasons for the recommendation

At the time of the WSP Offer, the RPS Directors concluded that the WSP Offer represented a full value for RPS and its intrinsic value based on its future prospects and provided the opportunity for RPS Shareholders to realise a significant premium and a certain valuation in cash.

The Tetra Tech offer is a material increase and represents a significantly higher cash price per share to RPS Shareholders.

Against this backdrop, the RPS Directors have carefully considered the terms of Tetra Tech’s offer and note that the cash consideration of 222 pence per RPS Share represents:

•	an increase of 16 pence (or 7.8 per cent.) in cash for each RPS Share as compared to the cash consideration under the WSP Offer of 206 pence per RPS Share;

•	an attractive multiple of 18.0x RPS’ Adjusted EBITDA for the 12 months ended 31 December 2021 (on a pre-IFRS basis), which the RPS Directors believe compares favourably to precedent transactions in the sector;

•	a premium of 89.7 per cent. to the Closing Price per RPS Share of 117 pence on 8 August 2022 (being the last Business Day prior to the announcement of the WSP Offer) and 109.5 per cent. to the volume-weighted average price of 106 pence per RPS Share for the 90-day period ended 8 August 2022.

Furthermore, the RPS Directors have also had regard to Tetra Tech's intentions for the business, management and employees of RPS. The RPS Directors are pleased to note the importance attached by Tetra Tech to the skills, knowledge and expertise of RPS’ management and employees in executing its acquisition strategy.

Accordingly, following careful consideration, the RPS Directors intend unanimously to recommend the Acquisition to RPS Shareholders and have hereby withdrawn their recommendation of the WSP Offer. In light of their recommendation of the Acquisition by Tetra Tech, the RPS Directors have decided to postpone the WSP Offer Shareholder Meetings and a separate announcement to this effect will be made by RPS.

5	Recommendation

On 8 August 2022, the boards of WSP Global, WSP Holdings and RPS announced that they had reached agreement on the terms of a recommended cash offer pursuant to which WSP Holdings, or another wholly-owned subsidiary of WSP Global, would acquire the entire issued and to be issued share capital of RPS, to be implemented by a scheme of arrangement (the "WSP Offer"). The scheme document in respect of the WSP Offer was published on 1 September 2022 which included a unanimous recommendation from the RPS Directors to the RPS Shareholders to vote in favour of the WSP Offer at the WSP Offer Shareholder Meetings.

In light of the superior proposal per RPS Share from Tetra Tech as compared to the WSP Offer, the RPS Directors, who have been so advised by Gleacher Shacklock and AEC Advisors as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their financial advice to the RPS Directors, Gleacher Shacklock and AEC Advisors have taken into account the commercial assessments of the RPS Directors. Gleacher Shacklock is providing independent financial advice to the RPS Directors for the purposes of Rule 3 of the Code.

Accordingly, the RPS Directors intend to recommend unanimously that RPS Shareholders vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the RPS General Meeting, each to be convened in due course. The RPS Directors have withdrawn their recommendation of the WSP Offer and will postpone the WSP Offer Shareholder Meetings. The RPS Directors unanimously support and intend to take the relevant actions to implement the Acquisition.

6	Irrevocable undertakings

Tetra Tech, Inc. and Tetra Tech have received irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting (or, if Tetra Tech, with the consent of the Panel, exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer) from Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients) ("Aberforth"), The Wellcome Trust Limited (as trustee of The Wellcome Trust) ("The Wellcome Trust"), M&G Investment Management Ltd ("M&G") and Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund) ("Artemis") in respect of a total of 60,315,982 RPS Shares, representing, in aggregate, approximately 21.73 per cent. of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

Tetra Tech, Inc. and Tetra Tech have also received a non-binding letter of intent from RWC Asset Management LLP ("RWC") indicating their intent to support the Acquisition by way of the Scheme, in respect of a total of 16,106,118 RPS Shares, representing approximately 5.80 per cent of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

Therefore, as at the date of this announcement, Tetra Tech has received irrevocable undertakings and letters of intent in respect of a total of 76,422,100 RPS Shares, representing, in aggregate, approximately 27.53 per cent. of RPS' issued share capital on 22 September 2022 (being the latest practicable date prior to this announcement).

Aberforth and The Wellcome Trust no longer intend to comply with their respective irrevocable undertaking each dated 8 August 2022 and granted to WSP Global and WSP Holdings in respect of the WSP Offer.

Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

7	Information on Tetra Tech

Tetra Tech, Inc. is a leading provider of high-end consulting and engineering services for projects worldwide. With more than 21,000 associates working together in over 100 countries, Tetra Tech, Inc. provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. Tetra Tech is Leading with Science® to provide sustainable and resilient solutions for its clients, having been ranked by Engineering News-Record in 2022 as the number one consultancy in both water and environmental management.

Tetra Tech is a diverse company, including individuals with expertise in science, research, engineering, data analytics and information technology. Tetra Tech's strength is in collectively providing integrated services - delivering the best solutions to meet its clients' needs.

Tetra Tech's innovative, sustainable solutions help its clients address their water, environment, sustainable infrastructure, renewable energy, and international development challenges. Tetra Tech has a depth of expertise in its key sectors and utilises that expertise throughout the project life cycle. Our technical experts have worked to develop a suite of technologies known as Tetra Tech Delta which supports our clients to provide science based and cutting-edge solutions. Tetra Tech's commitment to safety is ingrained in its culture and at the forefront of every project.

Tetra Tech's core principles form the underpinning of how its 21,000 associates, who are technical experts in delivering more than 70,000 projects per year around the world, work together to serve their clients:

•	Service: Tetra Tech puts its clients first. Tetra Tech listens better to understand its clients' needs and deliver smart, cost-effective solutions that meet those needs.

•	Value: Tetra Tech takes its clients' problems as if they were their own. Tetra Tech develops and implements real-world solutions that are cost-effective, efficient, and practical.

•	Excellence: Tetra Tech brings superior technical capability, disciplined project management, and excellence in safety and quality to all of their work.

•	Opportunity: Tetra Tech's people are its number one asset. Tetra Tech's workforce is diverse and includes technical experts in their fields. Tetra Tech's entrepreneurial nature and commitment to success provides challenges and opportunities for all of its associates.

Tetra Tech is organised into two major business groups that align with its core markets and enhance the development of high-end consulting and technical solutions to meet its growing customer demand.

•	Government Services Group (GSG) provides consulting and engineering services worldwide for a broad range of U.S. government clients (federal, state, and local) and all activities with global development agencies. Services include water and waste management, data analytics, environmental restoration, international development, sustainable infrastructure design, and a broad range of civil infrastructure design for facilities, transportation, and regional and local development.

•	Commercial/International Services Group (CIG) provides consulting and engineering services worldwide for a broad range of commercial and international clients. Services include management consulting, data analytics, environmental remediation, geotechnical investigations, and design engineering.

Tetra Tech has long focused on helping its clients address water, environment, sustainable infrastructure, renewable energy, and international development needs. Tetra Tech leads and supports programs that minimise their collective impacts on the environment through the solutions Tetra Tech provides for its clients; through its procurement and subcontracting practices; by the processes Tetra Tech uses within the company to promote sustainable practices, reduce costs, and minimise environmental impacts; and through employee-supported activities such as volunteer work and fundraising campaigns.

Tetra Tech’s goal is to improve the lives of one billion people by 2030. Because its biggest impact on the world is through the projects performed for its clients, Tetra Tech tracks the total number of lives improved from its projects. In addition, Tetra Tech reports on the benefits of its projects associated with greenhouse gas reduction, water, renewable energy, ecosystems, and social & governance programs. The project impact analysis is aligned with the Global Reporting Initiative (GRI) standards and the UN Sustainable Development Goals (SDGs), which measure social benefit and aim to reduce poverty in communities around the world.

8	Information on RPS and the RPS Group

RPS is a public limited company registered in England and Wales. The RPS Shares are listed on the Official List of the London Stock Exchange.

Founded in 1970 and built on a legacy of environmental and social engagement, the RPS Group is a diversified and well-recognised global professional services firm of approximately 5,000 talented employees including consultants, designers, planners, engineers, and technical specialists. As an established technology enabled consultancy that operates across a range of sectors, the RPS Group provides specialist services to government and private sector customers with a focus on front-end consulting. The RPS Group creates shared value for all stakeholders by solving problems that matter in a complex, urbanising, resource-scarce world and concentrates its expertise on the parts of project lifecycles that have the biggest impact on project outcomes, with a strong sustainability agenda. The RPS Group has been widely recognised in this respect, having been highly ranked for climate change and energy consulting by the Environment Analysis for 2019/2020, a top 200 environmental firm by Engineering News-Record in 2021 and recognised in 2021 as one of the first “carbon champions” by the Institution of Civil Engineers.

The RPS Group operates across approximately 100 offices in 12 countries, with more than 99 per cent. of its net revenue during the 2021 financial year generated from its operations in OECD countries. The majority of its net revenue during the 2021 financial year was generated from its operations in the United Kingdom, Australia and the United States.

9	Strategic plans for RPS, its directors, management, employees, pensions, and locations

As summarised at paragraph 3 above, Tetra Tech believes that the combination of RPS and Tetra Tech will bring both companies a number of benefits, which will better position the Enlarged Group as the technically differentiated leader in the markets it serves. Tetra Tech's intention is for the RPS business to be integrated as part of the Enlarged Group, providing an opportunity for the Enlarged Group to accelerate future growth in a number of key markets focussed on energy transformation and environmental management as well as geographies primarily in the UK, Europe and Australia. This growth should result not only from investments in the ongoing business but also from strategic acquisitions focused on environmental and climate change priorities, sustainable resources, digital technology and advance data analytics.

Prior to the date of this announcement, Tetra Tech has been granted access to targeted information and RPS' senior management for the purposes of confirmatory due diligence. Tetra Tech has, however, not yet had access to sufficiently detailed information from this review to formulate detailed plans or intentions regarding the impact of the Acquisition on RPS and its business. Tetra Tech intends to work with RPS' management team to undertake a detailed strategic evaluation of RPS and its business (with a relatively broad remit), with a focus on the ERP system. As a result, Tetra Tech's preliminary assessment of potential synergy opportunities for the Acquisition is primarily based on its own perspectives, previous acquisition experience and publicly available information. Based on the foregoing, Tetra Tech anticipates that cost synergies will be achieved through:

•	the rationalisation of corporate and support functions and associated costs related with being a standalone UK public company and from potential overlap in roles in central corporate functions and administrative areas; and

•	potential optimisation of the Enlarged Group’s portfolio of real estate and offices where Tetra Tech and RPS are co-located in certain geographies.

Based on its initial assessment of the information made available through due diligence, Tetra Tech estimates that the costs required to realise the cost synergies set out above will be in the range of approximately £16 million in aggregate. The Enlarged Group will also present an enhanced suite of services to clients and, in addition, Tetra Tech will transition RPS onto its IT/ERP systems in order to provide a more effective, robust and efficient platform by which the combined operations can work together.

Tetra Tech has not yet been able to carry out a detailed strategic evaluation of RPS and its business (which is intended to take up to 12 months from completion of the Acquisition) or made any decisions in relation to specific actions that may be taken as a result, but does not intend to change the focus of such evaluation prior to its completion, with the full cost synergies expected to be achieved over a 24-month period after Completion and 50 per cent. to be realised within the first 12 months after Completion. Through these anticipated cost synergies, improved efficiencies and revenue opportunities as part of the Enlarged Group, Tetra Tech intends to improve the RPS Group's profit margins to the same level as Tetra Tech's.

Directors, management and employees

Tetra Tech attaches great importance to the technical skills, expertise and experience of the existing management and employees of RPS, and Tetra Tech believes that they will be a key factor in maximising the opportunities and benefits the Acquisition will create for the Enlarged Group. Tetra Tech also recognises the value of the RPS Group’s professionals, noting that the RPS Group’s brand and culture are also largely a reflection of the quality of these employees.

Tetra Tech recognises, however, that in order for the Acquisition to achieve the intended benefits and generate cost savings for the Enlarged Group, some corporate, administrative and support function efficiencies, including investment in systems and processes, may be implemented across the Enlarged Group following completion of the Acquisition. Accordingly, it is anticipated that there would be a potential reduction in third-party administrative costs from overhead support and corporate management activities and some targeted reductions in headcount of duplicative corporate functions across the Enlarged Group. These third-party costs and headcount reductions will predominantly come from overhead support and corporate management activities, and will be mainly driven by the optimisation of duplicative functions (with headcount reductions anticipated to be approximately 125 employees representing approximately 0.5 per cent. from the combined employee base across the Enlarged Group). The Tetra Tech Group recognises the core role the RPS Group’s professional services employees have in driving the RPS Group’s success, viewing the Acquisition as an opportunity to build the best team of professional service employees, and as such does not expect any material changes to the headcount of these client-facing individuals.

The finalisation and implementation of any reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, in accordance with all relevant legal obligations. Tetra Tech intends to approach the employee and management integration process with the aim of retaining, motivating and further developing the best talent across the Enlarged Group.

Tetra Tech plans to fully observe, following completion of the Acquisition, contractual and statutory employment rights, including in relation to pensions (and does not intend to change any contractual contributions in respect of these), of all RPS employees. Tetra Tech does not intend to make any material changes to the conditions of employment of the employees (or the balance of skills and functions of employees and management) of the RPS Group. In particular, Tetra Tech intends for the current employer contributions for the funding of the RPS Group’s pension schemes (including the funding of any scheme deficit in the RPS Group’s only defined benefit pension scheme in Norway, which is currently closed to the admission of new members and Tetra Tech does not intend to reopen such scheme to the admission of new members) to continue on their current terms without change until the next actuarial valuation of this scheme is obtained in accordance with applicable legislation.

Proposals regarding incentivisation arrangements for management and employees of RPS will be considered as part of the integration review, following completion of the Acquisition. There are no such proposed incentivisation arrangements for management at this time, and no discussions have yet taken place, or will take place prior to completion of the Acquisition.

On completion of the Acquisition, it is intended that the non-executive directors of RPS will resign.

Headquarters, locations and fixed assets

Following Completion of the Acquisition, the Tetra Tech Group’s headquarters will continue to be in Pasadena, California, which will serve as the head office of the Enlarged Group. The RPS Group currently has its headquarters in Abingdon, Oxford, which Tetra Tech intends to maintain as a regional hub and will use the location to support the local region.

Tetra Tech intends to leverage the Enlarged Group’s global presence and may consolidate offices where feasible in the geographies of Australia, North America and the UK to effect a modest reduction in property expenses (albeit these cannot be quantified at this time), and to enable colleagues to work more closely together. The Enlarged Group, irrespective of the combination of offices in close proximity to each other, will continue to focus on remaining close to clients across Australia, North America and the UK such that it intends to maintain a substantive presence across multiple locations.

Other than as described above, Tetra Tech has no intention of effecting a material change to RPS' strategic plans, operations or locations of the business. In addition, Tetra Tech does not have any firm intentions regarding any redeployment of RPS' fixed assets.

Research and development

RPS does not currently have a research and development function and Tetra Tech does not have any plans in this regard.

Trading facilities

RPS is currently listed on the Official List and, as set out in paragraph 15 below, application will be made to the London Stock Exchange to cancel trading in RPS Shares and de-list RPS from the Official List. RPS will then be re-registered as a private company. This will both save the costs incurred with the listing and give RPS the flexibility to make more significant changes to its strategy, financing and structure than may be possible with the constraints and distractions associated with a listed company.

Tetra Tech intends to generate savings due to economies of scale and operational efficiencies including from IT optimisation, supplier optimisation and other operational and infrastructure improvements across the two companies.

Views of the RPS Board

In considering the recommendation of the Acquisition to RPS Shareholders, the RPS Directors have given due consideration to Tetra Tech's intentions for the RPS Group, including employees. The RPS Directors are pleased to note the importance attached by Tetra Tech to the skills, knowledge and expertise of RPS' management and employees and note Tetra Tech's intentions with respect to the future operations of the business and its employees as well as its intention to observe the existing contractual and statutory employment rights of RPS employees. Additionally, the RPS Board note Tetra Tech's intention to work with the RPS leadership in relation to the integration of the RPS Group.

10	Arrangements between Tetra Tech and RPS management

Tetra Tech has not entered into, and has not had discussions on proposals to enter into, any form of incentivisation arrangements with members of RPS’ management. However, Tetra Tech intend to put in place incentivisation arrangements for certain members of the management and certain key employees following Completion of the Acquisition.

11	RPS Share Plans

Participants in the RPS Share Plans will be contacted regarding the effect of the Acquisition on their rights under the RPS Share Plans and, where required, appropriate proposals will be made to such participants in due course. Further details of the terms of such proposals will be included in the Scheme Document.

12	Financing

Funding of the Acquisition

Funding for the Acquisition is designed and structured with a view to preserving Tetra Tech, Inc.'s credit profile whilst complying with the requirements of the Code.

The cash consideration payable by Tetra Tech under the terms of the Acquisition, together with certain fees and expenses in connection with the Acquisition, is expected to be funded by a combination of cash resources and the borrowing under debt facilities to be entered into or otherwise available to Tetra Tech as borrower. In support of its obligations to pay the cash consideration and such fees and expenses, Tetra Tech has entered into a £714 million (approximately US$800 million) plus US$350 million term loan bridge facility obtained from Bank of America, N.A. (the “Bridge Facility”). Tetra Tech has obtained the fully committed Bridge Facility from Bank of America, N.A., as administrative agent and sole lender.

In due course, and in place of drawing under the Bridge Facility, Tetra Tech intends to obtain and enter into: (i) a new senior secured term loan facility; (ii) an amendment to its existing revolving and term loan credit agreement to allow for the borrowing of a portion of the revolving credit facility subject only to certain limited conditions to funding for the purpose of funding the Acquisition, and to make certain other changes to the terms thereof in connection with the Acquisition; and (iii) other long-term indebtedness.

BofA Securities, in its capacity as financial adviser to Tetra Tech, Inc. and Tetra Tech, is satisfied that sufficient resources are available to Tetra Tech to satisfy in full the cash consideration payable to RPS Shareholders under the terms of the Acquisition.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

13	Offer-related arrangements

Confidentiality Agreement

Tetra Tech,Inc. and RPS entered into a confidentiality agreement dated 17 August 2022 (the “Confidentiality Agreement”) pursuant to which Tetra Tech has undertaken to: (i) keep confidential information relating to, inter alia, the Acquisition and RPS and not to disclose it to third parties (other than to certain permitted parties) unless required by law or regulation; and (ii) use the confidential information only in connection with the Acquisition.

These confidentiality obligations remain in force for a period of 12 months from the date of the Confidentiality Agreement or until completion of the Acquisition, if earlier.

This agreement also includes customary non-solicitation obligations on the Wider Tetra Tech Group.

Co-operation Agreement

Tetra Tech, Inc. and RPS have entered into a co-operation agreement dated 23 September 2022 (the “Co-operation Agreement”) with respect to the conduct of the Acquisition. The terms of the Co-operation Agreement provide that (among other things):

(i)	Tetra Tech, Inc. shall use all reasonable endeavours to implement the Acquisition;

(ii)	Tetra Tech, Inc. shall use its best endeavours to secure the Clearances as soon as reasonably practicable, subject to RPS using its best endeavours to co-operate with Tetra Tech and their advisers in good faith and reasonably for the purposes of obtaining the Clearances;

(iii)	Tetra Tech, Inc. and RPS have agreed to certain customary undertakings to co-operate in relation to such Clearances; and

(iv)	Tetra Tech, Inc. has agreed to provide RPS with certain information for the purposes of the Scheme Document and to otherwise assist with the preparation of the Scheme Document.

The Co-operation Agreement records the intention of Tetra Tech, Inc. and RPS to implement the Acquisition by way of the Scheme, subject to Tetra Tech Inc.’s right to switch to a Takeover Offer in certain circumstances. Tetra Tech, Inc. and RPS have agreed to certain customary provisions if the Scheme should switch to a Takeover Offer.

The Co-operation Agreement also contains provisions that shall apply in respect of directors’ and officers’ insurance and the RPS Share Plans.

The Co-operation Agreement shall be terminated with immediate effect if:

(i)	Tetra Tech, Inc. and RPS so agree in writing;

(ii)	upon service of notice by any party if, prior to the Long-stop Date, any Condition has been invoked by Tetra Tech, Inc. (where the invocation of the relevant Condition has been permitted by the Panel) or any Condition which is incapable of waiver is incapable of satisfaction;

(iii)	the Acquisition is withdrawn or lapses in accordance with its terms and, where required, with the consent of the Panel (other than in certain limited circumstances); or

(iv)	the Effective Date has not occurred by the Long-stop Date (unless otherwise agreed by Tetra Tech, Inc. and RPS in writing or required by the Panel).

Tetra Tech, Inc. has the right to terminate the Co-operation Agreement in certain circumstances, including if:

(i)	the RPS Board otherwise withdraws, adversely modifies or adversely qualifies the recommendation provided in this announcement, makes an announcement to that effect, or fails to include the recommendation in the Scheme Document;

(ii)	the RPS Board announces that it shall not convene the Court Meeting or the General Meeting or that it does not intend to publish the Scheme Document (other than where a switch to a Takeover Offer has occurred);

(iii)	if RPS makes an announcement that it will delay the convening of, or will adjourn, the Court Meeting or General Meeting to a date which is later than the latest date permitted by Condition 2.1(ii) or Condition 2.2(ii) (other than in certain circumstances);

(iv)	a competing proposal is recommended in whole or in part by the RPS Board or effected or is declared or becomes unconditional;

(v)	the Scheme is not approved by the RPS Shareholders at the Court Meeting and/or the General Meeting;

(vi)	the Court refuses to sanction the Scheme; or

(vii)	the Court hearing to sanction the Scheme is not held on or before thirty (30) days after all the Conditions have been satisfied or waived (or such later date as may be agreed in writing between the parties with the consent of the Panel and the approval of the Court (if such consent and/or approval is required).

Regulatory Clean Team Protocol

Tetra Tech, Inc. and RPS have put in place a Regulatory Clean Team Protocol which sets out how confidential information that is competitively sensitive can be disclosed, used or shared between Tetra Tech’s external legal counsel and RPS’ external legal counsel for the purposes of obtaining the consent of competition authorities and/or regulatory clearances in connection with the Acquisition.

Confidentiality and Joint Defence Agreement

Tetra Tech, Inc., RPS and their respective external legal counsels have entered into a Confidentiality and Joint Defence Agreement, the purpose of which is to ensure that the exchange and/or disclosure of certain materials relating to the parties only takes place between their respective external legal counsels and external experts, and does not diminish in any way the confidentiality of such materials and does not result in a waiver of privilege, right or immunity that might otherwise be available.

14	Structure of and Conditions to the Acquisition

It is intended that the Acquisition will be effected by means of a Court-approved scheme of arrangement between RPS and RPS Shareholders under Part 26 of the Companies Act, although Tetra Tech reserves the right to implement the Acquisition by means of a Takeover Offer (subject to Panel consent).

The purpose of the Scheme is to provide for Tetra Tech to become the holder of the entire issued and to be issued share capital of RPS. This is to be achieved by the transfer of the RPS Shares to Tetra Tech, in consideration for which the RPS Shareholders will receive cash consideration on the basis set out in paragraph 2 of this announcement.

Any ordinary shares issued in the capital of RPS issued after the Scheme Record Time will not be subject to the Scheme. Accordingly, it is intended that, subject to receipt of the requisite approvals by RPS Shareholders at the General Meeting, the articles of association of RPS will be amended so that any ordinary shares in the capital of RPS issued after the Scheme Record Time other than to a member of the Tetra Tech Group will be automatically acquired by Tetra Tech on the same terms as the Scheme.

The Acquisition is subject to the Conditions and further terms set out below and in Appendix I to this announcement and to be set out in the Scheme Document and will only become effective if, among other things, the following events occur on or before 11.59 p.m. on the Long-stop Date:

(i)	the approval of the Scheme by a majority in number of the RPS Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75 per cent. in value of the RPS Shares voted by those RPS Shareholders;

(i)	the resolutions required to approve and implement the Scheme (including, without limitation, the Special Resolution) being duly passed by RPS Shareholders representing the requisite majority or majorities of votes cast at the General Meeting (or any adjournment thereof);

(ii)	the approval of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to RPS and Tetra Tech);

(iii)	the delivery of a copy of the Court Order to the Registrar of Companies; and

(iv)	satisfaction of foreign investment conditions in respect of Australia and the United Kingdom, in each case as applicable and if and to the extent required.

The Scheme will lapse if:

•	the Court Meeting and the General Meeting are not held by the 22nd day after the expected date of such meetings to be set out in the Scheme Document in due course (or such later date as may be agreed between Tetra Tech and RPS);

•	the Court Hearing is not held by the 22nd day after the expected date of such hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between Tetra Tech and RPS); or

•	the Scheme does not become effective by no later than 11.59 p.m. on the Long-stop Date,

provided, however, that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing as set out above may be waived by Tetra Tech, and the deadline for the Scheme to become effective may be extended by agreement between RPS and Tetra Tech with the consent of the Panel and, if required, the Court.

Subject to satisfaction (or waiver, where applicable) of the Conditions, the Scheme is expected to become effective by the end of 2022.

Upon the Scheme becoming effective, it will be binding on all RPS Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting.

Further details of the Scheme, including an indicative timetable for its implementation, will be set out in the Scheme Document, which will be distributed to RPS Shareholders as soon as practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Tetra Tech and RPS).

15	De-listing and re-registration

Prior to the Scheme becoming effective, RPS will make an application for the cancellation of trading of the RPS Shares on the London Stock Exchange’s main market for listed securities and for the cancellation of the listing of RPS Shares on the Official List, in each case to take effect on or shortly after the Effective Date. The last day of dealings in RPS Shares on the main market of the London Stock Exchange is expected to be the Business Day immediately prior to the Effective Date and no transfers will be registered after 6.00 p.m. on that date.

On the Effective Date, share certificates in respect of RPS Shares will cease to be valid and entitlements to RPS Shares held within the CREST system will be cancelled.

It is also proposed that, following the Effective Date and after its shares are delisted, RPS will be re-registered as a private limited company.

16	Dividends

If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution, or other return of value is declared, made or paid, or becomes payable by RPS, the Acquisition Price will be reduced accordingly. In such circumstances, RPS Shareholders would be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid. For the avoidance of doubt, the interim dividend of 0.45 pence per RPS Share declared by RPS on 9 August 2022 will be paid on 11 October 2022 and will not be deducted from the Acquisition Price.

17	Disclosure of Interests in RPS

Save in respect of the irrevocable undertakings referred to in paragraph 6 above, as at the close of business on 22 September 2022 (being the last practicable date prior to the date of this announcement) neither Tetra Tech, nor any of its directors, nor, so far as Tetra Tech is aware, any person acting in concert (within the meaning of the Code) with it has:

(i)	any interest in or right to subscribe for any relevant securities of RPS;

(ii)	any short positions in respect of relevant RPS Shares (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery;

(iii)	any Dealing Arrangement, in relation to RPS Shares or in relation to any securities convertible or exchangeable into RPS Shares; nor

(iv)	borrowed or lent any relevant RPS Shares (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code), save for any borrowed shares which had been either on-lent or sold.

“Interests in securities” for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person shall be treated as having an ‘interest’ by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

It has not been practicable for Tetra Tech to make enquiries of all of its concert parties in advance of the release of this announcement. Therefore, all relevant details in respect of Tetra Tech's concert parties will be included in any Opening Position Disclosure required in accordance with Rule 8.1(a) and Note 2(a)(i) on Rule 8 of the Code.

18	General

Tetra Tech reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a Takeover Offer for the RPS Shares as an alternative to the Scheme. In such event, the Takeover Offer shall be implemented on the same terms, so far as applicable, and subject to the terms of the Co-operation Agreement, as those which would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set (subject to the terms of the Co-operation Agreement) at a level permitted by the Panel.

The Acquisition is subject to the Conditions and further terms set out in Appendix I to this announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this announcement are set out in Appendix II to this announcement. A summary of the irrevocable undertakings given in relation to the Acquisition is contained in Appendix III to this announcement. Certain terms used in this announcement are defined in Appendix IV to this announcement.

It is expected that the Scheme Document and the Forms of Proxy accompanying the Scheme Document will be distributed to RPS Shareholders as soon as reasonably practicable and, in any event, within 28 days of this announcement (unless otherwise agreed by the Panel, Tetra Tech and RPS). The Scheme Document and Forms of Proxy will be made available to all RPS Shareholders at no charge to them.

BofA Securities, Gleacher Shacklock and AEC Advisors have each given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their names in the form and context in which they appear.

19	Documents available on website

Copies of the following documents will be made available on Tetra Tech’s website at https://www.tetratech.com/investor-offer and RPS’ website at https://www.rpsgroup.com/tetra-tech-offer until the Effective Date:

•	this announcement;

•	the Confidentiality Agreement;

•	the Co-operation Agreement;

•	the Regulatory Clean Team Protocol;

•	the Confidentiality and Joint Defence Agreement;

•	the irrevocable undertakings referred to in paragraph 6 above and summarised in Appendix III to this announcement;

•	documents relating to the financing of the Scheme referred to in paragraph 12 above, including the Bridge Facility; and

•	consent letters from each of BofA Securities, Gleacher Shacklock and AEC Advisors.

For the avoidance of doubt, the contents of Tetra Tech’s and RPS’ websites are not incorporated into and do not form part of this announcement.

Enquiries:

Tetra Tech

Jim Wu, Investor Relations	+ 1 626 470 2844

BofA Securities (Financial Adviser to Tetra Tech, Inc. and Tetra Tech)

Edward Peel Geoff Iles Tom Brown	+44 20 7628 1000

RPS

John Douglas, Chief Executive Officer Judith Cottrell, Group Finance Director	+44 1235 863 206
Gleacher Shacklock (Lead Financial Adviser to RPS)

Tim Shacklock James Dawson Tom Quinn	+44 20 7484 1150
AEC Advisors (Financial Adviser to RPS) Andrej Avelini	+1 917 763 0393

Berenberg (Joint Corporate Broker to RPS) Toby Flaux / Ciaran Walsh / Milo Bonser / Tom Graham	+44 (0) 20 3207 7800

RBC Capital Markets (Joint Corporate Broker to RPS) James Agnew / Jill Li / Daniel Saveski	+44 (0) 20 7653 4000

Hogan Lovells International LLP is retained as international legal adviser to Tetra Tech, Inc. and Tetra Tech. DLA Piper UK LLP is retained as legal adviser to RPS.

Important Notices

Merrill Lynch International ("BofA Securities"), a subsidiary of Bank of America Corporation, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Tetra Tech, Inc. and Tetra Tech in connection with the matters set out in this announcement and for no one else and will not be responsible to anyone other than Tetra Tech, Inc. and Tetra Tech for providing the protections afforded to its clients or for providing advice in relation to the subject matter of this announcement or any other matters referred to in this announcement. Neither BofA Securities, nor any of its affiliates, owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of BofA Securities in connection with this announcement, any statement contained herein or otherwise.

Gleacher Shacklock LLP (“Gleacher Shacklock”), which is authorised and regulated in the UK by the Financial Conduct Authority, is acting exclusively as financial adviser to RPS and no one else in connection with the Acquisition and shall not be responsible to anyone other than RPS for providing the protections afforded to clients of Gleacher Shacklock nor for providing advice in connection with the Acquisition or any matter referred to herein.

AEC Advisors LLC (“AEC Advisors”), which provides M&A advice under an exemption from registration issued by the United States Securities and Exchange Commission, is acting exclusively as financial adviser to RPS and no one else in connection with the Acquisition and shall not be responsible to anyone other than RPS for providing the protections afforded to clients of AEC Advisors nor for providing advice in connection with the Acquisition or any matter referred to herein. No representation or warranty, express or implied, is made by AEC Advisors as to the contents of this announcement.

Further Information

This announcement is for information purposes only and is not intended to be and does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Acquisition or otherwise.

The Acquisition will be made solely through and on the terms set out in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, any document by which the Takeover Offer is made) which, together with the Forms of Proxy (or forms of acceptance), will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the Scheme Document or any document by which the Acquisition is made.

This announcement has been prepared for the purpose of complying with English and Welsh law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England and Wales.

In accordance with normal UK practice, Tetra Tech or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase RPS Shares, other than pursuant to the Acquisition, until the date the Scheme (or the Takeover Offer, if applicable) becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the UK and will be reported to a regulatory information service.

RPS and Tetra Tech will prepare the Scheme Document to be distributed to RPS Shareholders. RPS and Tetra Tech urge RPS Shareholders to read the Scheme Document when it becomes available because it will contain important information relating to the Acquisition. This announcement is not an advertisement and does not constitute a prospectus or prospectus equivalent document.

This announcement contains inside information in relation to RPS for the purposes of Article 7 of the Market Abuse Regulation. The person responsible for arranging the release of this announcement on behalf of RPS is Karen Atterbury, Company Secretary. RPS’ Legal Entity Identifier is 213800BHEVF3ZB6NG750.

Overseas Shareholders

The release, publication or distribution of this announcement in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.

Unless otherwise determined by Tetra Tech or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person.

The availability of the Acquisition to RPS Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

Additional information for US investors

Shareholders in the United States should note that the Acquisition relates to shares of an English company and is proposed to be effected by means of a scheme of arrangement provided for under, and governed by, the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

This announcement does not constitute or form a part of any offer to sell or issue, or any solicitation of any offer to purchase, subscribe for or otherwise acquire, any securities in the United States. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved or passed judgment upon the fairness or the merits of the Acquisition or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the US.

However, if Tetra Tech were to elect to implement the Acquisition by means of a Takeover Offer, such Takeover Offer shall be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by Tetra Tech and no one else.

In the event that the Acquisition is implemented by way of Takeover Offer, in accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Tetra Tech or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of RPS outside the US, other than pursuant to such Takeover Offer, during the period in which such Takeover Offer would remain open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. If such purchases or arrangements to purchase were to be made they would be made outside the United States and would comply with applicable law, including the US Exchange Act. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

Each RPS Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Financial information relating to RPS and/or the RPS Group included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

RPS is organised under the laws of England and Wales. Some or all of the officers and directors of RPS may be residents of countries other than the United States. In addition, most of the assets of RPS are located outside the United States. As a result, it may be difficult for US shareholders of RPS to effect service of process within the United States upon RPS or their respective officers or directors or to enforce against them a judgment of a US court predicated upon the federal or state securities laws of the United States. It may also be difficult to compel RPS and its affiliates to subject themselves to the jurisdiction and judgment of a US court.

Cautionary note regarding Forward-Looking Statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by RPS, Tetra Tech or any member of the Wider Tetra Tech Group or Wider RPS Group contains statements which are, or may be deemed to be, “forward-looking statements” under applicable securities laws. Such forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this announcement relate to future events, including RPS, Tetra Tech, any member of the Wider Tetra Tech Group, the Wider RPS Group or the Enlarged Group’s future prospects, developments and business strategies, the expected timing and scope of the Acquisition, certain plans and objectives of the boards of directors of RPS, Tetra Tech, any member of the Wider Tetra Tech Group or Wider RPS Group, expectations regarding whether the Acquisition will be completed, including whether any conditions to Completion of the Acquisition will be satisfied, and the anticipated timing for Completion, the expected effects of the Acquisition on Tetra Tech, any member of the Wider Tetra Tech Group or Wider RPS Group or the RPS Group; as well as the financial condition, results of operations and businesses of Tetra Tech, any member of the Wider Tetra Tech Group, RPS or the Wider RPS Group following the implementation of the Acquisition, and other statements other than historical facts. These include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, synergies, indebtedness, financial condition, dividend policy, losses and future prospects of RPS, Tetra Tech, the Wider Tetra Tech Group, the Wider RPS Group and/or the Enlarged Group; (ii) business and management strategies and the expansion and growth of RPS’, Tetra Tech’s, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s and/or the Enlarged Group’s operations, benefits and potential synergies resulting from the Acquisition; (iii) expectations regarding the integration of the Wider RPS Group and timing thereof; (iv) expectations regarding anticipated cost savings, operating efficiencies and operational, competitive and cost synergies, and the manner of achieving such synergies; (v) the effects of global economic conditions and governmental regulation on RPS’, Tetra Tech's, any member of the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects”, “intends”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Such forward-looking statements reflect current beliefs of management of RPS, or Tetra Tech, as applicable, and are based on certain factors and assumptions, which by their nature are subject to inherent risks and uncertainties. While RPS and Tetra Tech consider these factors and assumptions to be reasonable based on information available as at the date hereof, actual events or results could differ materially from the results, predictions, forecasts, conclusions, or projections expressed or implied in the forward-looking statements.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in, and assumptions about, the global, political, economic, business, competitive, market and regulatory forces and conditions, future exchange and interest rates, changes in tax rates, future business combinations or disposals, any epidemic, pandemic or disease outbreak, the satisfaction of the conditions to Completion of the Acquisition on the proposed terms and schedule, the state of the global economy and the economies of the regions in which RPS, Tetra Tech, the Wider Tetra Tech Group and/or the Wider RPS Group operate, the state of and access to global and local capital and credit markets, the availability of borrowings to be drawn down under, and the utilisation of, various elements and components of Tetra Tech’s financing plan in accordance with their respective terms; the sufficiency of Tetra Tech's, the Wider Tetra Tech Group’s or the Wider RPS Group’s liquidity and working capital requirements for the foreseeable future; the ability of the Tetra Tech Group and the Wider RPS Group to successfully integrate their respective businesses, processes, systems and operations and retain key employees, the Enlarged Group’s ability to make acquisitions and its ability to integrate or manage such acquired businesses, and the anticipated impacts of the COVID-19 pandemic and the Russia-Ukraine war on RPS’, Tetra Tech's, the Wider Tetra Tech Group’s, the Wider RPS Group’s or the Enlarged Group’s businesses, operating results, cash flows and/or financial condition, including the effect of measures implemented as a result of the COVID-19 pandemic and the Russia-Ukraine war and, as relates to Tetra Tech specifically, risks, uncertainties and assumptions relating to the potential failure to realise anticipated benefits from the Acquisition, currency exchange risk and foreign currency exposure related to the purchase price of the Acquisition, the absence of deal protection mechanisms under the Acquisition, Tetra Tech’s reliance upon information provided by RPS in connection with the Acquisition and publicly available information, risks associated with historical and pro forma financial information, potential undisclosed costs or liabilities associated with the Acquisition, Tetra Tech or RPS being adversely impacted during the pendency of the Acquisition, and change of control and other similar provisions and fees; Tetra Tech’s ability to retain and attract new business, achieve synergies and maintain market position arising from successful integration plans relating to the Acquisition, Tetra Tech's ability to otherwise complete the integration of RPS within anticipated time periods and at expected cost levels, Tetra Tech’s ability to attract and retain key employees in connection with the Acquisition, management’s estimates and expectations in relation to future economic and business conditions and other factors in relation to the Acquisition and resulting impact on growth and accretion in various financial metrics, the realisation of the expected strategic, financial and other benefits of the Acquisition in the timeframe anticipated, the accuracy and completeness of public and other disclosure (including financial disclosure) by RPS. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Accordingly, Tetra Tech and RPS can give no assurance that such expectations, estimations or projections will prove to be correct and such forward-looking statements should therefore be construed in the light of such factors. Tetra Tech and RPS caution that the foregoing list of risk factors is not exhaustive. Neither RPS nor any of Tetra Tech or any member of the Wider Tetra Tech Group or the Wider RPS Group, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement shall actually occur or that actual results will be consistent with forward-looking statements. Given these risks and uncertainties, readers should not place any reliance on forward-looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to any member of the Tetra Tech Group or RPS Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

Tetra Tech and RPS expressly disclaim any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Tetra Tech or RPS, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Tetra Tech or RPS, as appropriate.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they shall be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk/, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by RPS Shareholders, persons with information rights, participants in the RPS Share Plans and other relevant persons for the receipt of communications from RPS may be provided to Tetra Tech during the Offer Period as requested under Section 4 of Appendix 4 of the Code to comply with Rule 2.11(c) of the Code.

Publication on website and availability of hard copies

A copy of this announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions) on Tetra Tech's and RPS’ websites at https://www.tetratech.com/investor-offer and https://www.rpsgroup.com/tetra-tech-offer, respectively, by no later than 12 noon (London time) on 26 September 2022. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this announcement.

RPS Shareholders, persons with information rights and participants in the RPS Share Plans may request a hard copy of this announcement by: (i) telephoning Equiniti on +44 (0)345 504 9911 (lines will be open from 8.30 a.m. to 5.30 p.m., Monday to Friday (excluding public holidays in England and Wales)); or (ii) by submitting a request in writing to Equiniti Limited, Aspect House, Spencer Road, Lancing, West Sussex BN99 6DA, United Kingdom. A person so entitled may also request that all future documents, announcements and information in relation to the Acquisition be sent to them in hard copy form.

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor or independent financial adviser duly authorised under the Financial Services and Markets Act 2000 (as amended) if you are resident in the United Kingdom or, if not, from another appropriate authorised independent financial adviser.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Rule 2.9 Disclosure

In accordance with Rule 2.9 of the Code, RPS confirms that, as at the date of this announcement, it has in issue and admitted to trading on the main market of the London Stock Exchange 277,510,925 ordinary shares of three pence each. There are no ordinary shares held in treasury. The International Securities Identification Number (ISIN) of the ordinary shares is GB0007594764.

APPENDIX I
CONDITIONS AND FURTHER TERMS OF THE ACQUISITION

Part A: Conditions to the Scheme and the Acquisition

1	The Acquisition is conditional upon the Scheme becoming unconditional and effective, subject to the Code, by no later than 11.59 p.m. on the Long-stop Date or such later date (if any) as Tetra Tech and RPS may, with the consent of the Panel, agree and, if required, the Court may allow.

2	The Scheme shall be subject to the following conditions:

2.1

(i)	its approval by a majority in number of the RPS Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75 per cent. or more in value of the RPS Shares voted by those RPS Shareholders; and

(ii)	such Court Meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow);

2.2

(i)	the resolutions required to implement the Scheme (including, without limitation, the Special Resolution) being duly passed by RPS Shareholders representing 75 per cent. or more of votes cast at the General Meeting; and

(ii)	such General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow);

2.3

(i)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to RPS and Tetra Tech) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)	the Court Hearing being held on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date as may be agreed by Tetra Tech and RPS and, if required, the Court may allow).

3	In addition, subject as stated in Part B of this Appendix below and to the requirements of the Panel, the Acquisition shall be conditional upon the following Conditions and, accordingly, the Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

Official authorisations, regulatory clearances and Third Party clearances

Foreign investment clearances

Australia

(a)	the Commonwealth Treasurer (or his delegate):

(i)	providing written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”) stating that, or to the effect that, the Commonwealth Government has no objection to the Acquisition, either on an unconditional basis or subject only to:

•	tax-related conditions which are in the form, or substantially in the form, of those set out in 1 to 6 of Part D of the Australian Foreign Investment Review Board’s Guidance Note 12 on ‘Tax Conditions’ (in the form released on 9 July 2021); and

•	any other conditions which are offered and/or accepted by Tetra Tech; or

(ii)	becomes precluded by passage of time from making any order or decision under Division 2 of Part 3 of the FATA in respect of the Acquisition and the 10 day period referred to in section 82(2)(a) of the FATA has ended or the period referred to in section 82(2)(b) of the FATA has ended (whichever is applicable); or

(iii)	where an interim order is made under section 68 of the FATA in respect of the Acquisition, the subsequent period for making an order or decision under Part 3 of the FATA elapses without the Commonwealth Treasurer making such an order or decision; or

(iv)	the Commonwealth Treasurer (or the Commonwealth Treasurer’s delegate) has provided written confirmation to Tetra Tech that the Acquisition is exempt from the requirements of the FATA,

whichever occurs first;

United Kingdom

(b)	Pursuant to the National Security and Investment Act 2021 (the “NSIA”), a notification having been accepted by the Secretary of State for Business, Energy and Industrial Strategy (the “Secretary of State”) and:

(i)	the Secretary of State confirms before the end of the review period that no further action will be taken in relation to the Acquisition; or

(ii)	if the Secretary of State issues a call-in notice in relation to the Acquisition, the receipt of confirmation that the Secretary of State will take no further action in relation to the call-in notice and the Acquisition under the NSIA; or

(iii)	the Secretary of State makes a final order in relation to the Acquisition (and, to the extent relevant, all conditions or obligations contained in such an order necessary for Completion of the Acquisition having been satisfied or complied with or any restriction preventing Completion having been lifted or released);

Notifications, waiting periods and Authorisations

(c)	other than in relation to the matters referred to in Conditions 3(a) to (b)) (inclusive), all material notifications, filings or applications which are required by legislation, regulation, decision or ruling by any Relevant Authority having been made in connection with the Acquisition and all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations required by legislation, regulation, decision or ruling by any Relevant Authority in any jurisdiction for or in respect of the Acquisition and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, RPS or any other member of the Wider RPS Group by any member of the Wider Tetra Tech Group having been obtained in terms and in a form satisfactory to Tetra Tech from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider RPS Group or the Wider Tetra Tech Group has entered into contractual arrangements and all such Authorisations necessary to carry on the business of any member of the Wider RPS Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

General anti-trust and regulatory

(d)	other than in relation to the matters referred to in Conditions 3(a) to (b)) (inclusive), no antitrust regulator or Third Party (including, for the avoidance of doubt, the Committee on Foreign Investment in the United States) having given notice of a decision to take or implement any action, proceeding, suit, investigation or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted or made any statute, regulation, decision, order or change to published binding practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which (to an extent which is material in the context of the Acquisition, the Wider RPS Group or the Wider Tetra Tech Group, as the case may be, in each case taken as a whole):

(i)	prevents the divestiture or alters the terms envisaged for such divestiture by any member of the Wider Tetra Tech Group or by any member of the Wider RPS Group of all or any part of its businesses, assets or property;

(ii)	except pursuant to Chapter 3 of Part 28 of the Companies Act, requires any member of the Wider Tetra Tech Group or the Wider RPS Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider RPS Group or any asset owned by any Third Party (other than in the implementation of the Acquisition);

(iii)	imposes any limitation on the ability of any member of the Wider Tetra Tech Group directly or indirectly to acquire or hold all or any rights of ownership in respect of shares or other securities in RPS;

(iv)	results in any member of the Wider RPS Group or any member of the Wider Tetra Tech Group ceasing to be able to carry on business under any name under which it presently carries on business;

(v)	makes the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in RPS by any member of the Wider Tetra Tech Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly prevents or prohibits the implementation of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in RPS by any member of the Wider Tetra Tech Group;

Certain matters arising as a result of any arrangement, agreement, etc.

(e)	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider RPS Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Tetra Tech Group of any shares or other securities (or the equivalent) in RPS or because of a change in the control or management of any member of the Wider RPS Group or otherwise, could or might reasonably be expected to result in (in any case to an extent which is material in the context of the Acquisition, the Wider RPS Group or the Wider Tetra Tech Group, as the case may be, in each case taken as a whole):

(i)	any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider RPS Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider RPS Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider RPS Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)	any liability of any member of the Wider RPS Group to make any severance, termination, bonus or other payment to any of its directors, or other officers;

(v)	the rights, liabilities, obligations, interests or business of any member of the Wider RPS Group or any member of the Wider Tetra Tech Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider RPS Group or any member of the Wider Tetra Tech Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(vi)	any member of the Wider RPS Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)	the value of, or the financial or trading position or prospects of, any member of the Wider RPS Group being prejudiced or adversely affected; or

(viii)	the creation or acceleration of any liability (actual or contingent) by any member of the Wider RPS Group other than trade creditors or other liabilities incurred in the ordinary course of business, and no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider RPS Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 3(f) (i) to (viii);

Certain events occurring since 31 December 2021

(f)	except as Disclosed, no member of the Wider RPS Group having since 31 December 2021:

(i)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of RPS Shares out of treasury (except, where relevant, as between RPS and wholly-owned subsidiaries of RPS or between the wholly-owned subsidiaries of RPS and except for the issue or transfer out of treasury of RPS Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the RPS Share Plans);

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly-owned subsidiary of RPS to RPS or any of its wholly-owned subsidiaries;

(iii)	other than pursuant to the Acquisition (and except for transactions between RPS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of RPS and transactions in the ordinary course of business), implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider RPS Group taken as a whole;

(iv)	except for transactions between RPS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of RPS and except for transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)	(except for transactions between RPS and its wholly-owned subsidiaries or between the wholly-owned subsidiaries of RPS), issued, authorised or proposed, or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which is material in the context of the Wider RPS Group as a whole;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which is likely to be materially restrictive on the business of any member of the Wider RPS Group;

(vii)	entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider RPS Group;

(viii)	proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider RPS Group;

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(x)	except in the ordinary course of business, waived, compromised or settled any claim which is material in the context of the Wider RPS Group as a whole;

(xi)	terminated or varied the terms of any agreement or arrangement between any member of the Wider RPS Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider RPS Group taken as a whole;

(xii)	save for as envisaged in accordance with the terms of the Scheme, made any material alteration to its memorandum or articles of association or other incorporation documents;

(xiii)	except in relation to changes made or agreed as a result of, or arising from, changes to legislation, made or agreed or consented to any change to:

(a)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider RPS Group for its directors, employees or their dependants;

(b)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(c)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(d)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider RPS Group;

(xiv)	been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xv)	taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvi)	(except for transactions between RPS and its wholly-owned subsidiaries or between RPS’ wholly-owned subsidiaries), made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvii)	entered into, implemented or authorised the entry into any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities;

(xviii)	having taken (or agreed or proposed to take) any action which requires or would require, the consent of the Panel or the approval of RPS Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

(xix)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3(g);

No adverse change, litigation, regulatory enquiry or similar

(g)	except as Disclosed, since 31 December 2021 there having been:

(i)	no adverse change and no circumstance having arisen which would or might be expected to result in any adverse change in the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider RPS Group which is material in the context of the Wider RPS Group;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced or instituted by or against or remaining outstanding against or in respect of any member of the Wider RPS Group or to which any member of the Wider RPS Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider RPS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

(iii)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider RPS Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider RPS Group, in each case which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

(iv)	no contingent or other liability having arisen or become apparent to Tetra Tech or increased other than in the ordinary course of business which is reasonably likely to affect adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider RPS Group to an extent which is material in the context of the Wider RPS Group taken as a whole; and

(v)	no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider RPS Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which might reasonably be expected to have a material adverse effect on the Wider RPS Group taken as a whole;

No discovery of certain matters regarding information, liabilities and environmental issues

(h)	except as Disclosed, Tetra Tech not having discovered that:

(i)	any financial, business or other information concerning the Wider RPS Group publicly announced prior to the date of this announcement or disclosed at any time to any member of the Wider RPS Group by or on behalf of any member of the Wider RPS Group prior to the date of this announcement is misleading, contains a material misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case to a material extent;

(ii)	any member of the Wider RPS Group or any partnership, company or other entity in which any member of the Wider RPS Group has a significant economic interest and which is not a subsidiary undertaking of RPS is, otherwise than in the ordinary course of business, subject to any liability, contingent or otherwise and which is material in the context of the Wider RPS Group taken as a whole;

(iii)	any past or present member of the Wider RPS Group has not complied in any material respect with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human or animal health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability, including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider RPS Group;

(iv)	there has been a material disposal, discharge, spillage, accumulation, release, leak, emission or the migration, production, supply, treatment, storage, transport or use of any waste or hazardous substance or any substance likely to impair the environment (including any property) or harm human or animal health which (whether or not giving rise to non-compliance with any law or regulation) would be likely to give rise to any material liability (whether actual or contingent) on the part of any member of the Wider RPS Group;

(v)	there is or is likely to be any material obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider RPS Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto;

(vi)	circumstances exist (whether as a result of making the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider RPS Group would be likely to be required to institute), an environment audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider RPS Group (or on its behalf) or by any person for which a member of the Wider RPS Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider RPS Group taken as a whole;

Anti-corruption

(i)	Tetra Tech not having discovered that:

(i)	any past or present member, director, officer or employee of the Wider RPS Group or any person that performs or has performed services for or on behalf of any such company is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Practices Act of 1977 or any other applicable anti-corruption legislation; or

(ii)	any member of the Wider RPS Group is ineligible to be awarded any contract or business under regulation 57 of the Public Contracts Regulations 2015 or regulation 80 of the Utilities Contracts Regulations 2015 (each as amended); or

(iii)	any past or present member, director, officer or employee of the Wider RPS Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, or made any payments or assets available to or received any funds or asset from: (A) any government, entity, or individual with which UK, US or Canadian or European Union persons (or persons operating in those territories) are prohibited from engaging in activities, doing business or from receiving or making available funds or economic resources, by UK, US, Canadian or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control; or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations, UK, United States or the European Union or any of its member states; or

(iv)	any past or present member, director, officer or employee of the Wider RPS Group has engaged in any transaction which would cause any member of the Wider Tetra Tech Group to be in breach of applicable law or regulation upon Completion of the Acquisition, including the economic sanctions of the United States Office of Foreign Assets Control or any government, entity or individual targeted by any of the economic sanctions of the United Nations, UK, United States or the European Union or any of its member states; or

No criminal property

(j)	Tetra Tech not having discovered that any asset of any member of the Wider RPS Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).

Part B: Certain further terms of the Acquisition

1	Subject to the requirements of the Panel, Tetra Tech reserves the right, in its sole discretion, to waive, in whole or in part, all or any of the Conditions set out in Part A of Appendix I above, except Conditions 2.1(i), 2.2(i), and 2.3(i), which cannot be waived. If any of Conditions 2.1(ii), 2.2(ii) and 2.3(ii) is not satisfied by the relevant deadline specified in the relevant Condition, Tetra Tech shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked the relevant Condition, waived the relevant deadlines, or agreed with RPS to extend the relevant deadline.

2	If Tetra Tech is required by the Panel to make an offer for RPS Shares under the provisions of Rule 9 of the Code, Tetra Tech may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3	Tetra Tech shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions in Part A of Appendix I above that are capable of waiver by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

4	Under Rule 13.5(a) of the Code and subject to paragraph 5 below, Tetra Tech may only invoke a Condition so as to cause the Acquisition not to proceed, to lapse, or to be withdrawn with the consent of the Panel. The Panel shall normally only give its consent if the circumstances which give rise to the right to invoke the Condition are of material significance to Tetra Tech in the context of the Acquisition. This shall be judged by reference to the facts of each case at the time that the relevant circumstances arise.

5	Condition 1, Conditions 2.1, 2.2, and 2.3 in Part A of Appendix I above, and, if applicable, any acceptance condition if the Acquisition is implemented by means of a Takeover Offer, are not subject to Rule 13.5(a) of the Code.

6	Any Condition that is subject to Rule 13.5(a) of the Code may be waived by Tetra Tech.

7	The RPS Shares acquired under the Acquisition shall be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made on or after the Effective Date.

8	If, on or after the date of this announcement and prior to or on the Effective Date, any dividend, distribution or other return of value is declared, paid or made, or becomes payable by RPS, Tetra Tech reserves the right (without prejudice to any right of Tetra Tech, with the consent of the Panel, to invoke Condition 3(f)(ii) of Appendix I above) to reduce the consideration payable under the Acquisition to reflect the aggregate amount of such dividend, distribution, or other return of value or excess. In such circumstances, RPS Shareholders shall be entitled to retain any such dividend, distribution, or other return of value declared, made, or paid.

If on or after the date of this announcement, and to the extent that any such dividend, distribution or other return of value has been declared, paid, or made, or becomes payable by RPS on or prior to the Effective Date and Tetra Tech exercises its rights under this paragraph 8 to reduce the consideration payable under the terms of the Acquisition, any reference in this announcement to the consideration payable under the terms of the Acquisition shall be deemed to be a reference to the consideration as so reduced.

If and to the extent that such a dividend, distribution, or other return of value has been declared or announced, but not paid or made, or is not payable by reference to a record date on or prior to the Effective Date and is or shall be: (i) transferred pursuant to the Acquisition on a basis which entitles Tetra Tech to receive the dividend, distribution, or other return of value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition shall not be subject to change in accordance with this paragraph 8.

Tetra Tech also reserves the right to reduce the consideration payable under the Acquisition in such circumstances as are, and by such amount as is, permitted by the Panel.

Any exercise by Tetra Tech of its rights referred to in this paragraph 8 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

9	Tetra Tech reserves the right to elect (with the consent of the Panel) to implement the Acquisition by way of a Takeover Offer for the RPS Shares as an alternative to the Scheme. In such event, the Takeover Offer shall be implemented on the same terms, so far as applicable, and subject to the terms of the Co-operation Agreement, as those which would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set at a level permitted by the Panel.

10	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

11	The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

12	The Acquisition is governed by the law of England and Wales and is subject to the jurisdiction of the courts of England and Wales and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

13	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

APPENDIX II
SOURCES OF INFORMATION AND BASES OF CALCULATION

(i)	As at 22 September 2022 (being the latest practicable date prior to this announcement), there were 277,510,925 RPS Shares in issue. There are no ordinary shares held in treasury. The International Securities Identification Number for RPS Shares is GB0007594764.

(ii)	Any references to the issued and to be issued share capital of RPS are based on:

•	the 277,510,925 RPS Shares referred to in paragraph (i) above; and

•	8,994,500 RPS Shares which may be issued on or after the date of this announcement to satisfy the exercise of options or vesting of awards pursuant to the RPS Share Plans; this has been calculated on the following basis:

(a)	the 6,790,222 RPS Shares that could be delivered pursuant to awards under the RPS ELTIP, the RPS STABP and the RPS PSP as at 16 September 2022. This includes shares that may be issued in respect of dividend equivalents accrued under the RPS ELTIP and RPS STABP. This does not reflect any time pro-rating which may take place under the terms of the relevant RPS Share Plans;

(b)	plus the 2,577,868 RPS Shares that are subject to awards in the form of rights to receive RPS Shares under the RPS ISPP as at 16 September 2022;

(c)	plus an additional 361,883 RPS Shares that it is assumed could be issued in respect of the monthly operation of the RPS SIPs and the RPS ISPP in the period from 16 September 2022 over six and a half months, assuming for the purposes of these calculations only that Completion occurs on 31 March 2023. Such assumed number being based on the assumption that all additional matching shares under the RPS SIPs and the RPS ISPP are delivered by way of new issues of RPS Shares (noting that this is not RPS’ intention or current practice in respect of the RPS SIPs), the employee investments under the RPS SIPs and RPS ISPP remain in line with the September 2022 investments, which is the last practical month, and calculated by reference to the Acquisition Price; and

(d)	less the 735,473 RPS Shares that were held in the RPS Group employee benefit trusts as at 16 September 2022 and which are assumed to be available to satisfy awards under the RPS Share Plans which would otherwise be satisfied by way of newly issued RPS Shares.

(iii)	The value of the Acquisition based on the Acquisition Price of 222 pence per RPS Share is calculated on the basis of the issued and to be issued share capital of RPS (as set out in paragraph (ii) above).

(iv)	The Closing Prices on 8 August 2022 are taken from the Daily Official List of the London Stock Exchange.

(v)	The volume-weighted average price data on 8 August 2022 is taken from Bloomberg.

(vi)	Unless otherwise stated, the financial information relating to RPS is extracted from the audited consolidated financial statements of RPS for the financial year to 31 December 2021, prepared in accordance with IFRS. The financial information relating to Tetra Tech is extracted from the audited consolidated financial statements of Tetra Tech for the year ended 3 October 2021 and third quarter results for the period ended 3 July 2022.

(vii)	Where amounts are shown in both US$ and sterling, or converted between the aforementioned currencies, in this document, an exchange rate of £1.00/US$1.13 has been used; such exchange rates have been sourced from Bloomberg as at 22 September 2022.

(viii)	The RPS Group’s pre-IFRS 16 Adjusted EBITDA for the twelve months ended 30 June 2022 of £41.9 million (“Last 12 Months’ pre-IFRS 16 Adjusted EBITDA”) is derived from: (i) RPS’ audited consolidated financial statements of RPS for the financial year ended 31 December 2021; (ii) the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021 and the six months ended 30 June 2022; (iii) RPS’ final results presentation for the financial year ended 31 December 2021; (iv) RPS’ interim results presentation for the six months ended 30 June 2021; and (v) RPS’ interim results presentation for the six months ended 30 June 2022, and calculated and adjusted in accordance with IFRS 16 as follows:

(a)	2021A pre-IFRS 16 Adjusted EBITDA: To calculate RPS’ pre-IFRS 16 Adjusted EBITDA for the financial year ended 31 December 2021, RPS’ adjusted operating profit of £28.3 million for the equivalent period (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021) is adjusted as follows:

•	add depreciation of £18.4 million (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021);

•	add amortisation costs of £0.7 million for internally generated software (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021);

•	add impairment of owned assets and right-of-use assets which are not included in exceptional items of £1.3 million (confirmed by RPS as the breakdown not provided in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021); and

•	deduct operating lease expense of £11.5 million (as stated in RPS’ final results presentation for the financial year ended 31 December 2021),

which leads to a pre-IFRS 16 Adjusted EBITDA for the financial year ended 31 December 2021 of £37.2 million (“2021A pre-IFRS 16 Adjusted EBITDA”).

(b)	H1-2021 pre-IFRS 16 Adjusted EBITDA: To calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2021, RPS’ adjusted operating profit of £13.1 million for the equivalent period (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021) is adjusted as follows:

•	add depreciation of £9.3 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021);

•	add amortisation costs of £0.3 million for internally generated software (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021); and

•	deduct operating lease expense of £5.7 million (as stated in RPS’ interim results presentation for the six months ended 30 June 2021),

which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2021 of £17.0 million (“H1-2021 pre-IFRS 16 Adjusted EBITDA”).

(c)	H2-2021 pre-IFRS 16 Adjusted EBITDA: In order to calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 31 December 2021, deduct the 2021A pre-IFRS 16 Adjusted EBITDA of £37.2 million from the H1-2021 pre-IFRS 16 Adjusted EBITDA of £17.0 million, which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 31 December 2021 of £20.2 million (“H1-2021 pre-IFRS 16 Adjusted EBITDA”).

(d)	H1-2022 pre-IFRS 16 Adjusted EBITDA: In order to calculate pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2022, RPS’ adjusted operating profit of £18.5 million for the equivalent period (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022) is adjusted as follows:

•	add depreciation of £8.0 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022);

•	Add amortisation costs of £0.4 million for internally generated software (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022); and

•	deduct operating lease expense of £5.2 million (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022),

which leads to a pre-IFRS 16 Adjusted EBITDA for the six months ended 30 June 2022 of £21.7 million (“H1-2022 pre-IFRS 16 Adjusted EBITDA”).

(e)	Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022: In order to calculate the Last 12 Months’ pre-IFRS 16 Adjusted EBITDA as at 30 June 2022 of £41.9 million, add the H2-2021 pre-IFRS 16 Adjusted EBITDA of £20.2 million and the H1-2022 pre-IFRS 16 Adjusted EBITDA of £21.7 million, equalling a total amount of £41.9 million.

(ix)	The RPS Group’s post-IFRS 16 Adjusted EBITDA for the twelve months ended 30 June 2022 is £52.9 million (“Last 12 Months’ Adjusted EBITDA”), calculated as the Last 12 Months’ pre-IFRS 16 Adjusted EBITDA of £41.9 million plus the operating lease expense of £11.0 million. The operating lease expense of £11.0 million is calculated as the difference between the operating lease expenses of £11.5 million for the financial year ended 31 December 2021 (as stated in RPS’ final results presentation for the financial year ended 31 December 2021) and operating lease expense of £5.7 million for the six months ended 30 June 2021 (as stated in RPS’ interim results presentation for the six months ended 30 June 2021) plus the operating lease expense of £5.2 million for the six months ended 30 June 2022 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022).

(x)	RPS’ Last 12 Months’ Adjusted Operating Profit is £33.7 million, calculated as the difference between RPS’ adjusted operating profit of £28.3 million for the financial year ended 31 December 2021 (as stated in the audited consolidated financial statements of RPS for the financial year ended 31 December 2021) and RPS’ adjusted operating profit of £13.1 million for the six months ended 30 June 2021 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2021) plus RPS’ adjusted operating profit of £18.5 million for the six months ended 30 June 2022 (as stated in the unaudited consolidated financial statements of RPS for the six months ended 30 June 2022).

APPENDIX III
IRREVOCABLE UNDERTAKINGS

The following holders or controllers of RPS Shares have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting and, if Tetra Tech exercises its right to implement the Acquisition by way of a Takeover Offer, to accept or procure acceptance of such offer:

Name of RPS Shareholder giving undertaking	Number of RPS Shares in respect of which undertaking is given	Percentage of RPS issued share capital
Aberforth Partners LLP (acting in its capacity as a discretionary fund manager for clients)	33,459,902	12.06
The Wellcome Trust Limited (as trustee of The Wellcome Trust)	13,939,185	5.02
Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund)	7,069,754	2.55
M&G Investment Management Ltd	5,847,141	2.11
TOTAL	60,315,982	21.73

In addition, each of the irrevocable undertakings from Aberforth, The Wellcome Trust and M&G include an undertaking to vote against any resolution to approve any scheme of arrangement or other transaction which is proposed in competition with the Acquisition.

Save as noted below, the irrevocable undertakings given by Aberforth and The Wellcome Trust each prevent such RPS Shareholders from disposing of, charging, pledging or otherwise encumbering or granting any option or other right over all or any part of their RPS Shares, or any interest in them (whether conditionally or unconditionally), other than pursuant to the Acquisition.

Save as noted below, the irrevocable undertakings given by M&G and Artemis each prevent such RPS Shareholders from disposing of, selling or transferring (and in the case of M&G only, charging, pledging or otherwise encumbering or granting any option or other right over) all or any part of their RPS Shares, or any interest in them (whether conditionally or unconditionally), other than pursuant to the Acquisition.

The irrevocable undertakings given by Aberforth, The Wellcome Trust, M&G and Artemis each prevent such RPS Shareholders from acquiring further RPS Shares or other securities of RPS or any interest (as defined in the Code) in any shares or securities unless the Panel first determines that such RPS Shareholders are not acting in concert with Tetra Tech.

The irrevocable undertaking given by Aberforth will also not apply to RPS Shares to the extent that they are the subject of a distribution to a client by way of a redemption in specie. The irrevocable undertaking given by Aberforth is subject to any termination or amendment of its authority from the relevant beneficial owners of the RPS Shares.

The irrevocable undertakings given by Aberforth and The Wellcome Trust will not apply to any RPS Shares that have been lent to a third party and they are unable to recall, provided that Aberforth or The Wellcome Trust (as applicable) have used reasonable endeavours to procure the recall of such Voting Shares.

The obligations of Aberforth, The Wellcome Trust, M&G and Artemis under their respective irrevocable undertakings are conditional on, amongst others, Tetra Tech not having announced, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme (or Takeover Offer, as applicable) having been announced by Tetra Tech in accordance with Rule 2.7 of the Code.

The irrevocable undertaking from Artemis is subject to Artemis' right to sell, transfer or otherwise dispose of any of the RPS Shares which the irrevocable undertaking relates to, provided that Artemis uses reasonable endeavours to request that such purchaser or transferee enters into an undertaking in substantially the same form as the irrevocable undertaking from Artemis.

The obligations of Aberforth, The Wellcome Trust and M&G under their respective irrevocable undertakings shall lapse and cease to have effect on and from such time the Scheme does not become effective, is withdrawn, or lapses in accordance with its terms, provided that this will not apply where the Acquisition is withdrawn or lapses solely as a result of Tetra Tech exercising its right to implement the Acquisition by way of a Takeover Offer rather than by way of Scheme.

The irrevocable undertakings from Aberforth and The Wellcome Trust will also cease to be binding if an announcement is made in accordance with Rule 2.7 of the Code of a competing offer, the value of the consideration per ordinary share available under which at the time it is made exceeds the value of the consideration per ordinary share available under the Acquisition by at least ten (10) per cent. at that time.

The irrevocable undertakings from Aberforth, The Wellcome Trust, M&G and Artemis will also be fully discharged following the conclusion of the Court Meeting and the General Meeting (and any adjournment thereof).

The irrevocable undertaking from M&G will also cease to be binding if an announcement is made in accordance with Rule 2.7 of the Code of a competing offer, the value of the consideration per ordinary share available under which at the time it is made exceeds the value of the consideration per ordinary share available under the Acquisition by at least seven and a half (7.5) per cent. at that time (provided that, if no later than 5.00 p.m. on the fifth business day after the day on which such third party’s competing offer is made, the consideration per RPS Share under the Acquisition is increased such that its value (in Tetra Tech's reasonable opinion) is equal to or exceeds the third party’s competing offer, M&G's obligations under the irrevocable undertaking shall not lapse and all obligations under it shall remain in full force and effect).

The irrevocable undertaking from Artemis will also cease to be binding if: (i) an announcement is made in accordance with Rule 2.7 of the Code of a competing offer; or (ii) the Scheme is withdrawn, does not become effective by 11.59 p.m. on 9 August 2023, or lapses in accordance with its terms (provided that this limb (ii) shall not apply where the Acquisition is withdrawn or lapses solely as a result of Tetra Tech exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme.

Letter of Intent

The following holder or controller of RPS Shares has given a letter of intent indicating an intention to support the Acquisition by way of a Scheme.

Name of RPS Shareholder giving letter of intent	Number of RPS Shares in respect of which letter of intent is given	Percentage of RPS issued share capital
RWC Asset Management LLP	16,106,118	5.80

RWC's support is conditional on, amongst others, Tetra Tech not having announced, with the consent of the Panel, and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme (or Takeover Offer, as applicable) having been announced by Tetra Tech in accordance with Rule 2.7 of the Code.

RWC's support will cease: (i) if an announcement is made in accordance with Rule 2.7 of the Code of a competing offer, the value of the consideration per ordinary share available under which at the time it is made exceeds the value of the consideration per ordinary share available under the Acquisition by at least seven and a half (7.5) per cent. at that time; or (ii) automatically at 5.00 p.m. on 31 December 2022 (and may be revoked at RWC's sole discretion at any time prior to such date without notice).

APPENDIX IV
DEFINITIONS

The following definitions apply throughout this announcement unless the context requires otherwise:

Aberforth	Aberforth Partners LLP (acting in its capacity as discretionary fund manager for clients)

Artemis	Artemis Investment Management LLP (acting in its capacity as investment adviser for and on behalf of Artemis UK Smaller Companies Fund)

Acquisition	the recommended cash acquisition being made by Tetra Tech to acquire the entire issued and to be issued share capital of RPS (or by way of Takeover Offer under certain circumstances described in this announcement) to be effected by means of the Scheme and, where the context admits, any subsequent revision, variation, extension or renewal thereof

Acquisition Price	222 pence per RPS Share

AEC Advisors	AEC Advisors LLC

Authorisations	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals

BofA Securities	Merrill Lynch International

Bridge Facility	the credit agreement dated 23 September 2022 between (amongst others) Tetra Tech and Bank of America, N.A. to provide, among other things, the funding for the Acquisition

Business Day	a day (other than a Saturday, Sunday or public holiday in the UK) on which banks are open for business in London

Clearances	any approvals, consents, clearances, permissions, confirmations, comfort letters and waivers that may need to be obtained and waiting periods that may need to have expired, from or under any of the laws, regulations or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), in each case that are necessary and/or expedient to satisfy the Regulatory Conditions

Closing Price	the closing middle market price of a RPS Share on a particular trading day as derived from the Daily Official List

Code	the City Code on Takeovers and Mergers

Companies Act	the Companies Act 2006, as amended

Conditions	the conditions to the implementation of the Acquisition, as set out in Appendix I to this announcement and to be set out in the Scheme Document

Confidentiality Agreement	the agreement dated 17 August 2022 between Tetra Tech and RPS, as described in paragraph 13 of this announcement

Confidentiality and Joint Defence Agreement	the confidentiality and joint defence agreement dated 30 August 2022 between Tetra Tech, RPS and their respective legal advisers, as described in paragraph 13 of this announcement

Co-operation Agreement	the agreement dated 23 September 2022 between Tetra Tech, Inc. and RPS relating to, among other things, the implementation of the Acquisition, as described in paragraph 13 of this announcement

Court	the High Court of Justice in England and Wales

Court Hearing	the hearing by the Court of the application to sanction the Scheme under Part 26 of the Companies Act

Court Meeting	the meeting of RPS Shareholders to be convened pursuant to an order of the Court under the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), including any adjournment thereof, notice of which is to be contained in the Scheme Document

Court Order	the order of the Court sanctioning the Scheme

CREST	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear

Daily Official List	the Daily Official List published by the London Stock Exchange

Dealing Arrangement	an arrangement of the kind referred to in Note 11(a) on the definition of “acting in concert” in the Code

Dealing Disclosure	has the same meaning as in Rule 8 of the Code

Disclosed	the information disclosed by, or on behalf of RPS: (i) in the annual report and accounts of the RPS Group for the financial year ended 31 December 2021; (ii) in this announcement; (iii) in any other announcement to a Regulatory Information Service by, or on behalf of RPS in the two calendar years prior to the date of publication of this announcement; or (iv) as otherwise fairly disclosed to Tetra Tech (or its respective officers, employees, agents or advisers) prior to the date of this announcement by or on behalf of RPS

EBITDA	earnings before net finance costs, tax expense, depreciation and amortisation

Effective	in the context of the Acquisition:

(a)	if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or

(b)	if the Acquisition is implemented by way of a Takeover Offer, such Takeover Offer having been declared and become unconditional in accordance with the Code

Effective Date or Completion	the date on which either: (i) the Scheme becomes effective in accordance with its terms; or (ii) if Tetra Tech elects, and the Panel consents, to implement the Acquisition by way of a Takeover Offer (as defined in Chapter 3 of Part 28 of the Companies Act), the date on which such Takeover Offer becomes or is declared unconditional

Enlarged Group	the combined Wider RPS Group and Wider Tetra Tech Group following Completion of the Acquisition

Euroclear	Euroclear UK & Ireland International Limited

FATA	the Foreign Acquisitions and Takeovers Act 1975 (Cth)

FCA or Financial Conduct Authority	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000

Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the General Meeting (including any adjournment thereof), which will accompany the Scheme Document

General Meeting	the general meeting of RPS Shareholders (including any adjournment thereof) to be convened in connection with the Scheme

Gleacher Shacklock	Gleacher Shacklock LLP

IFRS	International Financial Reporting Standards

London Stock Exchange	London Stock Exchange plc

Long-stop Date	9 August 2023, or such later date as may be agreed by Tetra Tech and RPS (with the Panel’s consent and as the Court may approve (if such approval(s) are required))

M&G	M&G Investment Management Ltd

Market Abuse Regulation	the UK version of Market Abuse Regulation (EU No 596/2014) which is part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended

NSIA	the National Security and Investment Act 2021

Offer Period	the offer period (as defined by the Code) relating to RPS, which commenced on 8 August 2022

Official List	the Official List of the London Stock Exchange

Opening Position Disclosure	has the same meaning as in Rule 8 of the Code

Overseas Shareholders	RPS Shareholders (or nominees of, or custodians or trustees for RPS Shareholders) not resident in, or nationals or citizens of the United Kingdom

Panel	the Panel on Takeovers and Mergers

pre-IFRS 16 Adjusted EBITDA	earnings before net finance costs, tax expense, depreciation, amortisation, transaction-related costs, impairment charges and reversals thereof, restructuring and rebranding costs, non-recurring legal fees, ERP implementation costs, less operating lease expenses

Registrar of Companies	the Registrar of Companies in England and Wales

Regulatory Clean Team Protocol	the regulatory clean team protocol put in place on 30 August 2022 by Tetra Tech and RPS in relation to the disclosure of competitively sensitive confidential information between Tetra Tech's external legal counsel and RPS’ external legal counsel for the purposes of obtaining the consent of competition authorities and/or other regulatory clearances in connection with the Acquisition, as described in paragraph 13 of this announcement

Regulatory Conditions	the Conditions set out in paragraphs 3(a) to (d) (inclusive) of Part I to this announcement (so far as, in the case of paragraphs 3(c) to (d), the relevant Third Party (as defined in Appendix I to this announcement) is a Relevant Authority

Regulatory Information Service	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements

Relevant Authority	any central bank, ministry, governmental, quasi-governmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational anti-trust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction, including, for the avoidance of doubt, the Panel

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to RPS Shareholders

RPS	RPS Group plc

RPS Board	the board of directors of RPS from time to time

RPS Directors	the directors of RPS at the time of this announcement or, where the context so requires, the directors of RPS from time to time

RPS ELTIP	the RPS Group plc Executive Long Term Incentive Plan

RPS Group	RPS and its subsidiary undertakings and, where the context permits, each of them

RPS ISPP	together, the RPS Group plc 2014 International Share Purchase Plan and the US Share Purchase Plan

RPS PSP	the RPS Group plc 2014 Performance Share Plan

RPS Shares	the existing unconditionally allotted or issued and fully paid shares of three pence each in the capital of RPS and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes Effective, and “RPS Share” means any one of them

RPS Shareholders or Shareholders	the holders of RPS Shares, and “RPS Shareholder” means any one of them

RPS Share Plans	the RPS ELTIP, the RPS ISPP, the RPS STABP, the RPS SIPs and the RPS PSP, in each case as amended from time to time

RPS SIPs	the RPS Group plc Share Incentive Plan (2004) and the RPS Group plc Share Incentive Plan 2014

RPS STABP	the RPS Group plc Short Term Annual Bonus Plan

RWC	RWC Asset Management LLP

Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act between RPS and the RPS Shareholders in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by RPS and Tetra Tech

Scheme Document	the document to be sent to RPS Shareholders containing, amongst other things, the Scheme and the notices convening the Court Meeting and the General Meeting

Scheme Record Time	the time and date specified in the Scheme Document as being the record time for the Scheme

Secretary of State	The Secretary of State for Business, Energy and Industrial Strategy

Significant Interest	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking

Special Resolution	the special resolutions to be proposed by RPS at the General Meeting in connection with, among other things, the approval of the Scheme and the proposed alteration of RPS’ articles of association under which any RPS Shares issued or transferred after the Scheme Record Time shall be automatically transferred to Tetra Tech (or as it may direct) and such other matters as may be necessary to implement the Scheme and the delisting of the RPS Shares

Takeover Offer	should the Acquisition be implemented by way of a takeover offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Tetra Tech to acquire the entire issued and to be issued ordinary share capital of RPS and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer

Tetra Tech	Tetra Tech UK Holdings Limited, a wholly-owned subsidiary of Tetra Tech, Inc.

Tetra Tech Group	Tetra Tech, Inc. and its subsidiary undertakings and, where the context permits, each of them

Tetra Tech, Inc.	Tetra Tech, Inc. a company incorporated in Delaware

The Wellcome Trust	The Wellcome Trust Limited (as trustee of The Wellcome Trust)

Third Party	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction

United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland

United States or US	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof

US Exchange Act	the United States Securities Exchange Act 1934, as amended

Wider RPS Group	RPS and associated undertakings and any other body corporate, partnership, joint venture or person in which RPS and such undertakings (aggregating their interests) have a Significant Interest

Wider Tetra Tech Group	Tetra Tech, Inc. and associated undertakings and any other body corporate, partnership, joint venture or person in which Tetra Tech, Inc. and all such undertakings (aggregating their interests) have a Significant Interest

WSP Global	WSP Global Inc.

WSP Holdings	WSP Group Holdings Limited

WSP Offer	the offer by WSP Holdings to acquire the entire issued and to be issued ordinary share capital of RPS for 206 pence per RPS Share

WSP Offer Shareholder Meetings	the court meeting and the general meeting which were to be held in connection with the WSP Offer at 10.00 am and 10.15 am, respectively, on 26 September 2022

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act.

All references to sterling”, “£” and “pence” are to the lawful currency of the United Kingdom.

All references to “US$” are to the lawful currency of the United States.

All the times referred to in this announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.